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                                                                    EXHIBIT 10-1

                     PBSJ EMPLOYEE PROFIT SHARING AND STOCK
                       OWNERSHIP PLAN AND TRUST AGREEMENT

     Post, Buckley, Schuh & Jernigan, Inc., a corporation organized under the laws of the State of Florida, makes this Agreement with Richard A. Wickett, John
B. Zumwalt, III, Bernard F. Silver, Todd J. Kenner, Everett M. Owen, Robert J. Paulsen, Thomas D. Pellarin, Becky S. Schaffer and Judith A. Squillante, as Trustees.

                                   WITNESSETH:

     Post, Buckley, Schuh & Jernigan, Inc. continues, within this document, a Plan and Trust for the administration and distribution of contributions made by the Employer for the purpose of providing retirement benefits for eligible Employees. This Plan is an amended plan, in restated form, the original plan being established on October 1, 1994 as an Employee Stock Ownership Plan, and January 1, 1985 as a profit sharing plan. The provisions of this Plan, as amended, apply solely to an Employee whose employment with the Employer terminates on or after the restated Effective Date of the Plan. If an Employee's employment with the Employer terminates prior to the restated Effective Date, that Employee is entitled to benefits under the Plan and Trust as the Plan and Trust existed on the date of the Employee's termination of employment.

     Now, therefore, in consideration of their mutual covenants, the Employer and the Trustee agree as follows:

                                    ARTICLE I
                                   DEFINITIONS

       1.01 "Account" means the separate Account(s) which the Plan Administrator or the Trustee maintains for a Participant under the Plan.

       1.02 "Account Balance" or "Accrued Benefit" means the amount standing in a Participant's Account(s) as of any date derived from Employer contributions.

       1.03 "Accounting Date" is the last day of the Plan Year. Unless otherwise specified in the Plan, the Plan Administrator will make all Plan allocations for a particular Plan Year as of the Accounting Date of that Plan Year.

       1.04 "Beneficiary" means a person designated by a Participant or by the Plan who is or may become entitled to a benefit under the Plan. A Beneficiary who becomes entitled to a benefit under the Plan remains a Beneficiary under the Plan until the Trustee has fully distributed to the Beneficiary his/her Plan benefit. A Beneficiary's right to (and the Plan Administrator's or a Trustee's duty to provide to the Beneficiary) information or data concerning the Plan does not arise until the Beneficiary first becomes entitled to receive a benefit under the Plan.

       1.05 "Code" means the Internal Revenue Code of 1986, as amended and includes applicable Treasury regulations.

       1.06 "Compensation" means the total amount paid by the Employee in the course of the Employer's trade or business, including Elective Contribution, but excluding fringe benefits, overtime pay, bonuses, commissions, directors fees, expense reimbursements and Employer Nonelective Contributions to this Plan. The definition of Compensation shall not include compensation received while an Employee is not a Participant in the Plan. The following Paragraphs (A), (B),
(C) and (D) apply to the definition of Compensation.

(A) Elective Contributions. "Elective Contributions" are amounts excludible from the Employee's gross income under Code (S)(S)125, 132(f)(4), 402(e)(3), 402(h)(2), 403(b), 408(p) or 457, and contributed by the Employer, at the Employee's election, to a cafeteria plan, a qualified transportation fringe benefit plan, a 401(k) arrangement, a SARSEP, a tax-sheltered annuity, a SIMPLE plan or a Code (S)457 plan.

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(B) Compensation Dollar Limitation. For any Plan Year, the Plan Administrator
cannot take into account more than $150,000 (or such larger or smaller amount as the Commissioner of Internal Revenue may prescribe) of any Participant's Compensation.

(C) Nondiscrimination. For purposes of determining whether the Plan discriminates in favor of Highly Compensated Employees, Compensation means Compensation as defined in this Section 1.06, except the Employer annually may elect operationally to include or to exclude Elective Contributions. In applying the immediately preceding sentence, the Employer must be consistent and uniform with respect to all Employees and all plans of the Employer for any particular Plan Year. The Employer may elect to exclude from this nondiscrimination definition of Compensation any items of Compensation excludible under Code
(S)414(s) and the applicable Treasury regulations, provided such adjusted definition conforms to the nondiscrimination requirements of those regulations. Furthermore, to compute an Employee's actual deferral percentage ("ADP") or average contribution percentage ("ACP"), the Plan Administrator may limit Compensation taken into account to Compensation received only for the portion of the Plan Year in which the Employee was an Eligible Employee and only for the portion of the Plan Year in which the Plan or the 401(k) arrangement was in effect.

(D) Other Rules. Any reference in this Plan to Compensation is a reference to the definition in this Section 1.06, unless the Plan reference specifies a modification to this definition. The Plan Administrator will take into account only Compensation actually paid for the relevant period. Compensation does not include reimbursements or other expense allowances, fringe benefits (cash and noncash), moving expenses, deferred compensation, and welfare benefits. Compensation includes excludes Elective Contributions made by the Employer on the Employee's behalf. A Compensation payment includes Compensation paid by the Employer to an Employee through another person under the common paymaster provisions of Code (S)(S)3121(s) and 3306(p).

       1.07 "Disability" means the Participant, because of a physical or mental disability, will be unable to perform the duties of his/her customary position of employment (or is unable to engage in any substantial gainful activity) for an indefinite period which the Plan Administrator considers will be of long continued duration. A Participant also is disabled if he/she incurs the permanent loss or loss of use of a member or function of the body, or is permanently disfigured, and incurs a Separation from Service. A Participant is disabled on the date the Plan Administrator determines the Participant satisfies the definition of Disability. The Plan Administrator may require a Participant to submit to a physical examination in order to confirm Disability. The Plan Administrator will apply the provisions of this Section 1.07 in a nondiscriminatory, consistent and uniform manner.

       1.08 "Disqualified Person" is a person described under Code
(S)4975(e)(2).

       1.09 "Effective Date" of this Plan, as restated, is January 1, 1997, except as otherwise stated in this Plan.

       1.10 "Employee" means any employee of the Employer, unless such employee is an Excluded Employee pursuant to Section 2.01 of the Plan.

       1.11 "Employer" means Post, Buckley, Schuh & Jernigan, Inc.

       1.12 "Employer Securities" mean common stock issued by the Employer, or by a corporation which is a member of the same controlled group of corporations having a combination of voting power and dividend rights equal to or in excess of --

       (a) that class of common stock of the Employer (or of any other such corporation) having the greatest voting power; and

       (b) that class of common stock of the Employer (or of any other such corporation) having the greatest dividend rights.

1.02

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       1.13 "ERISA" means the Employee Retirement Income Security Act of 1974, as amended and includes applicable Department of Labor regulations.

       1.14 "Exempt Loan" means a loan made to this Plan by a Disqualified Person, or a loan to this Plan which a Disqualified Person guarantees, provided the loan satisfies the requirements of Treas.
       Reg.(S)54.4975-7(b).

       1.15 "401(k) arrangement" means an arrangement described under Code
       (S)401(k)(2).

       1.16 "Highly Compensated Employee" means an Employee who:

     (a) during the Plan Year or during the preceding Plan Year, is a more than 5% owner of the Employer (applying the constructive ownership rules of Code
     (S)318, and applying the principles of Code (S)318, for an unincorporated entity); or

     (b) during the preceding Plan Year had Compensation in excess of $80,000 (as adjusted by the Commissioner of Internal Revenue for the relevant year).

     For purposes of this Section 1.16, "Compensation" means Compensation as defined in Section 1.06, except Compensation specifically includes Elective Contributions. The Plan Administrator must make the determination of who is a Highly Compensated Employee, including the determinations of the number and identity of the top-paid 20% group, consistent with Code (S)414(q) and regulations issued under that Code section. For purposes of this Section 1.16, the term "preceding Plan Year" means the 12-consecutive month period immediately preceding the current Plan Year. For all Plan Years from 1997 through 2001 the Plan Administrator has made the top paid group election, including the determinations of the number and identity of the top-paid 20% group, consistent with Code (S)414(q) and regulations issued under that Code section. For all Plan Years from 1997 through 2001 the Plan Administrator has made the election to use calendar year data for purposes determining who are Highly Compensated Employees.

       1.17   "Hour of Service" means:

       (a)Each Hour of Service for which the Employer, either directly or indirectly, pays an Employee, or for which the Employee is entitled to payment, for the performance of duties. The Plan Administrator credits Hours of Service under this Paragraph (a) to the Employee for the computation period in which the Employee performs the duties, irrespective of when paid;

       (b)Each Hour of Service for back pay, irrespective of mitigation of damages, to which the Employer has agreed or for which the Employee has received an award. The Plan Administrator credits Hours of Service under this Paragraph (b) to the Employee for the computation period(s) to which the award or the agreement pertains rather than for the computation period in which the award, agreement or payment is made; and

       (c)Each Hour of Service for which the Employer, either directly or indirectly, pays an Employee, or for which the Employee is entitled to payment (irrespective of whether the employment relationship is terminated), for reasons other than for the performance of duties during a computation period, such as leave of absence, vacation, holiday, sick leave, illness, incapacity (including disability), layoff, jury duty or military duty. The Plan Administrator will credit no more than 501 Hours of Service under this Paragraph (c) to an Employee on account of any single continuous period during which the Employee does not perform any duties (whether or not such period occurs during a single computation period). The Plan Administrator credits Hours of Service under this Paragraph (c) in accordance with the rules of Paragraphs (b) and (c) of Labor Reg. (S)2530.200b-2, which the Plan, by this reference, specifically incorporates in full within this Paragraph (c).

       The Plan Administrator will not credit an Hour of Service under more than one of the above paragraphs. A computation period for purposes of this Section
1.17 is the Plan Year, Year of Service period, Break in Service period or other period, as determined under the Plan provision for which the Plan Administrator is

                                                                            1.03

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measuring an Employee's Hours of Service. The Plan Administrator will resolve any ambiguity with respect to the crediting of an Hour of Service in favor of the Employee.

(A) Method of Crediting Hours of Service. The Employer will credit every Employee with Hours of Service on the basis of the "actual" method. For purposes of the Plan, "actual" method means the determination of Hours of Service from records of hours worked and hours for which the Employer makes payment or for which payment is due from the Employer.

(B) Maternity/Paternity Leave/Family and Medical Leave Act. Solely for purposes of determining whether an Employee incurs a Break in Service under any provision of this Plan, the Plan Administrator must credit Hours of Service during the Employee's unpaid absence period: (i) due to maternity or paternity leave; or
(ii) as required under the Family and Medical Leave Act. An Employee is on maternity or paternity leave if the Employee's absence is due to the Employee's pregnancy, the birth of the Employee's child, the placement with the Employee of an adopted child, or the care of the Employee's child immediately following the child's birth or placement. The Plan Administrator credits Hours of Service under this Section 1.17(B) on the basis of the number of Hours of Service for which the Employee normally would receive credit or, if the Plan Administrator cannot determine the number of Hours of Service the Employee would receive credit for, on the basis of 8 hours per day during the absence period. The Plan Administrator will credit only the number (not exceeding 501) of Hours of Service necessary to prevent an Employee's Break in Service. The Plan Administrator credits all Hours of Service described in this Section 1.17(B) to the computation period in which the absence period begins or, if the Employee does not need these Hours of Service to prevent a Break in Service in the computation period in which his/her absence period begins, the Plan Administrator credits these Hours of Service to the immediately following computation period.

(C) Qualified Military Service. Hour of Service also includes any Service the Plan must credit in order to satisfy the crediting of Service requirements of Code (S)414(u). The provisions of this Section 1.17(C) apply on December 12, 1994.

       1.18 "Leased Employee" is an Employee of the Employer, except as described in Section 1.18(A). A Leased Employee is an individual (who otherwise is not an Employee of the Employer) who, pursuant to a leasing agreement between the Employer and any other person, has performed services for the Employer (or for the Employer and any persons related to the Employer within the meaning of Code (S)144(a)(3)) on a substantially full time basis for at least one year and who performs such services under primary direction or control of the Employer. If a Leased Employee is an Employee by reason of this Section 1.18, "Compensation" includes Compensation from the leasing organization which is attributable to services performed for the Employer.

(A) Safe Harbor Plan Exception. A Leased Employee is not an Employee if the leasing organization covers the employee in a safe harbor plan and, prior to application of this safe harbor plan exception, 20% or less of the Employer's Employees (other than Highly Compensated Employees) are Leased Employees. A safe harbor plan is a money purchase pension plan providing immediate participation, full and immediate vesting, and a nonintegrated contribution formula equal to at least 10% of the employee's compensation without regard to employment by the leasing organization on a specified date. The safe harbor plan must determine the 10% contribution on the basis of compensation as defined in Code
(S)415(c)(3) with the inclusion of Elective Contributions (if otherwise excludible).

(B) Other Requirements. The Plan Administrator must apply this Section 1.18 in a manner consistent with Code (S)(S)414(n) and 414(o) and the regulations issued under those Code sections. If a Participant is a Leased Employee covered by a plan maintained by the leasing organization, the Plan Administrator will determine the allocation of Employer contributions and Participant forfeitures on behalf of the Participant by taking into account the Leased Employee's allocation, if any, under the leasing organization's plan, but only to the extent that allocation is attributable to the Leased Employee's services performed for the Employer.

1.04

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       1.19 "Leveraged Employer Securities" mean Employer Securities acquired by the Trust with the proceeds of an Exempt Loan and which satisfy the definition of "qualifying employer securities" under Code (S)4975(e)(8).

       1.20 "Nonhighly Compensated Employee" means any Employee who is not a Highly Compensated Employee.

       1.21 "Nontransferable Annuity" means an annuity which by its terms provides it may not be sold, assigned, discounted, pledged as collateral for a loan or security for the performance of an obligation or for any purpose to any person other than the insurance company. If the Plan distributes an annuity contract, the contract must be a Nontransferable Annuity.

       1.22 "Participant" is an Employee who is eligible to be and becomes a Participant in accordance with the provisions of Section 2.01.

       1.23 "Plan" means the retirement plan established and continued by the Employer in the form of this document, designated as the PBSJ Employee Profit Sharing and Stock Ownership Plan and Trust. The Employer has designed this Plan to invest primarily in Employer Securities.

       1.24 "Plan Administrator" is the Employer unless the Employer designates another person to hold the position of Plan Administrator. In addition to its other duties, the Plan Administrator has full responsibility for compliance with the reporting and disclosure rules under ERISA as respects this Plan.

       1.25 "Plan Entry Date" means the dates specified in Section 2.01.

       1.26 "Plan Year" means the fiscal year of the Plan, a 12-consecutive month period ending every December 31.

       1.27 "Protected Benefit" means any accrued benefit described in Treas. Reg.(S)1.411(d)-4, including any optional form of benefit provided under the Plan which may not (except in accordance with such Regulations) be reduced, eliminated or made subject to Employer discretion.

       1.28 "Related Group/Related Employer" is a controlled group of corporations (as defined in Code (S)414(b)), trades or businesses (whether or not incorporated) which are under common control (as defined in Code (S)414(c)), an affiliated service group (as defined in Code (S)414(m) or an arrangement otherwise described in Code (S)414(o)). If an Employer is a member of a Related Group, each member of the Related Group is a Related Employer. The term "Employer" includes every Related Employer for purposes of crediting Service and Hours of Service, determining Years of Service and Breaks in Service under Articles II and V, determining Separation from Service, applying the Coverage Test under Section 3.04(C), applying the limitations on annual additions under
Article III, applying the top-heavy rules and the minimum allocation requirements of Article XII, applying the definitions of Employee, Highly Compensated Employee, Compensation and Leased Employee, and for any other purpose required by the applicable Code section or by a Plan provision.

     Only an Employer which is a signatory to this Plan may contribute to the Plan and only an Employee employed by an Employer which is a signatory to this Plan is eligible to participate in the Plan. For Plan allocation purposes, "Compensation" does not include Compensation received from a Related Employer not participating in this Plan.

       1.29 "Separation from Service" means the Employee no longer has an employment relationship with the Employer maintaining this Plan or with a Related Employer.

       1.30 "Service" means any period of time the Employee is in the employ of the Employer, including any period the Employee is on an unpaid leave of absence authorized by the Employer under a uniform, nondiscriminatory policy applicable to all Employees.

                                                                            1.05

       1.31 "Service for predecessor employer." If the Employer maintains the plan of a predecessor employer, service of the Employee with the predecessor employer is Service with the Employer. If the Employer does not maintain the plan of a predecessor employer, the Plan does not credit service with any predecessor employer, unless the Employer identifies the predecessor employer in this Plan and specifies the purposes for which the Plan will credit service with that predecessor employer. Service granted under prior plan documents or amendments to such documents shall continue to be credited under the Plan.

       1.32 "Trust" means the separate Trust created under the Plan.

       1.33 "Trust Fund" means all property of every kind held or acquired by the Trustee under the Plan.

       1.34 "Trustee" means Richard A. Wickett, John B. Zumwalt, III, Bernard F. Silver, Todd J. Kenner, Everett M. Owen, Robert J. Paulsen, Thomas D. Pellarin, Becky S. Schaffer and Judith A. Squillante , or any successor in office who in writing accepts the position of Trustee.

       1.35 "Vested" means a Participant or a Beneficiary has an unconditional claim, legally enforceable against the Plan, to the Participant's Account Balance or Accrued Benefit.

                          * * * * * * * * * * * * * * *


                                   ARTICLE II
                              EMPLOYEE PARTICIPANTS

     2.01 ELIGIBILITY. Effective May 1, 1998 each Employee, other than an Excluded Employee, becomes a Participant in the Plan on the Plan Entry Date (if employed on that date) coincident with or next following the date on which the Participant's Employment Commencement Date occurs. "Plan Entry Date means the restated Effective Date and each January 1 or July 1 of every Plan Year. Each Employee who was a Participant in the Plan on the day before the Effective Date of this restated Plan continues as a Participant in the Plan.

     An Excluded Employee is an individual who is a non-resident alien who receives no earned income from sources within the United States or an employee whose employment is governed by the terms of a collective bargaining agreement between employee representatives and the Employer and the Secretary of Labor finds that retirement benefits were the subject of good faith bargaining between the parties and two percent or less of the employees covered by the agreement are "professionals" as defined in Treas. Reg. 1.410(b)-9, unless such agreement expressly provides for such coverage in this Plan or an independent contractor or Leased Employees, but only in accordance with the provisions of Section 1.18 of the Plan. The term "employee representatives" as used herein does not include any organization more than half the members of which are owners, officers or executives of the Employer.

     2.02 YEAR OF SERVICE - PARTICIPATION. For purposes of an Employee's participation in the Plan under Section 2.01, the Plan takes into account all of the Employee's Years of Service with the Employer. "Year of Service" means an eligibility computation period during which the Employee completes not less than 1,000 Hours of Service. The initial eligibility computation period is the first 12-consecutive month period measured from the Employment Commencement Date. The Plan measures subsequent periods by reference to the Plan Year, beginning with the Plan Year which includes the first anniversary of the Employee's Employment Commencement Date. "Employment Commencement Date means the date on which the Employee first performs an Hour of Service for the Employer.

     2.03 BREAK IN SERVICE - PARTICIPATION. For purposes of participation in the Plan, the Plan does not apply any Break in Service rule.

1.06

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                                                    Interim ESOP Document - Plan

     2.04 PARTICIPATION UPON RE-EMPLOYMENT. A Participant who incurs a Separation from Service will re-enter the Plan as a Participant on the date of his/her reemployment. An Employee who satisfies the Plan's eligibility conditions but who incurs a Separation from Service prior to becoming a Participant will become a Participant on the later of the Plan Entry Date on which he/she would have entered the Plan had the Participant not terminated employment or the date of his/her reemployment. Any Employee who incurs a Separation from Service prior to satisfying the Plan's eligibility conditions becomes a Participant in accordance with the provisions of Section 2.01.

     2.05 ELECTION NOT TO PARTICIPATE. Notwithstanding Section 2.01, an Employee may, subject to the approval of the Employer, voluntarily elect not to participate in the Plan. The election not to participate must be communicated to the Employer, in writing, at least thirty (30) days before the beginning of a Plan Year, or within such other time as the Employer shall require.

                          * * * * * * * * * * * * * * *


                                   ARTICLE III
                     EMPLOYER CONTRIBUTIONS AND FORFEITURES

Part 1. Amount of Employer Contributions and Plan Allocations: Sections 3.01 through 3.04

     3.01  EMPLOYER CONTRIBUTIONS.

(A) Amount. For each Plan Year, the Employer will contribute to the Trust the amount the Employer from time to time deems advisable. The Employer may contribute to this Plan irrespective of whether it has net profits. The Employer intends the Plan to be an employee stock ownership plan for all purposes of the Code. The Employer will not make a contribution to the Trust for any Plan Year to the extent the contribution would exceed the Participants' Maximum Permissible Amounts. See Part 2 of this Article III.

(B) Form of Contribution. Subject to the consent of the Trustee, the Employer may make its contribution in property (including Employer Securities) instead of cash, provided the contribution of property is not a prohibited transaction under the Code or under ERISA.

(C) Time of Payment of Contribution. The Employer may pay its contribution for any Plan Year in one or more installments without interest. The Employer may make its contribution to the Plan for a particular Plan Year at such time(s) as the Employer in its sole discretion determines. If the Employer makes a contribution for a particular Plan Year after the close of that Plan Year, the Employer will designate in writing to the Trustee the Plan Year for which the Employer is making its contribution.

(D) Return of Employer Contribution. The Employer contributes to the Plan on the condition its contribution is not due to a mistake of fact and the Internal Revenue Service will not disallow the deduction for its contribution. The Trustee, upon written request from the Employer, must return to the Employer the amount of the Employer's contribution made by the Employer by mistake of fact or the amount of the Employer's contribution disallowed as a deduction under Code
(S)404. The Trustee will not return any portion of the Employer's contribution under the provisions of this Paragraph (D) more than one year after:

     (1)The Employer made the contribution by mistake of fact; or

     (2)The disallowance of the contribution as a deduction, and then, only to the extent of the disallowance.

     The Trustee will not increase the amount of the Employer contribution returnable under this Paragraph (D) for any earnings attributable to the contribution, but the Trustee will decrease the Employer contribution returnable for any losses attributable to it. The Trustee may require the Employer to furnish it whatever

                                                                            3.07
evidence the Trustee deems necessary to enable the Trustee to confirm the amount the Employer has requested be returned is properly returnable under ERISA.

(E) Deferral Contributions. The Employer elects to allow each Participant, in accordance with Article XIV, to reduce his/her Compensation, as provided in the Participant's salary reduction agreement, however, the salary reduction agreement must specify a minimum deferral amount equal to two (2%) percent of the Participant's Compensation. Subject to the limitations of this Article III and Article XIV, the only limitation on such salary reductions shall be Code
Section 402(g) for the Plan Year in which such salary reductions occur. A Participant, prospectively, may modify or revoke a salary reduction agreement, or may file a new salary reduction agreement following a prior revocation, at least once per year or as required by the Internal Revenue Service. The Employer also may provide for more frequent elections in the Plan's salary reduction agreement form.

(F) Matching Contributions. The Employer matching contribution is an amount (or an additional amount) equal to a matching percentage the Employer may, from time to time, deem advisable of the Participant's deferral contributions. The Employer, in its sole discretion, may designate as a qualified matching contribution, all or any portion of its discretionary matching contribution. The portion of the Employer's discretionary matching contribution for a Plan Year not designated as a qualified matching contribution is a regular matching contribution subject to the vesting schedule set forth in Section 5.03. The Employer will determine its matching contribution based on deferral contributions made during each payroll period or such other period as the Employer may apply in a nondiscriminatory manner when making matching contributions other than each payroll period. In determining a Participant's deferral contributions taken into account for the Plan Year under the matching contributions formula, the Employer will take into account the deferral contributions as a percentage of the Participant's Compensation as the Employer shall determine at its discretion.

     3.02 CONTRIBUTION ALLOCATION. The Plan Administrator will allocate and credit each annual Employer nonelective contribution (and Participant forfeitures, if any) to the Account of each Participant who satisfies the allocation conditions of Section 3.04. The Plan Administrator will allocate the annual Employer nonelective contributions (and Participant forfeitures) in the same ratio that each Participant's Compensation for the Plan Year bears to the total Compensation of all Participants for the Plan Year. The Employer, operationally, may designate all or any portion of its nonelective contribution as a qualified nonelective contribution, but only to Nonhighly Compensated Employee Participants, in order to facilitate the correction of test failures under Article XIV. The Employer, operationally, must elect whether to allocate qualified nonelective contributions: (1) to eligible Participants pro rata in relation to Compensation; (2) to eligible Participants in the same amount without regard to Compensation (flat dollar); or (3) under the reverse allocation or other similar method. Under the reverse allocation method, the Employer, subject to Section 3.06, will allocate a qualified nonelective contribution first to the Nonhighly Compensated Employee Participant with the lowest Compensation for the Plan Year not exceeding the Maximum Permissible Amount for each Participant, with any remaining amounts allocated to the next highest paid Nonhighly Compensated Employee Participant(s) not exceeding his/her Maximum Permissible Amount and continuing in this manner until the Employer has fully allocated the qualified nonelective contribution.

     3.03 FORFEITURE ALLOCATION. The amount of a Participant's Account Balance forfeited under the Plan is a Participant forfeiture. Subject to any restoration allocation required under the Plan, the Plan Administrator will allocate all Participant forfeitures in accordance with Section 3.02, as an Employer contribution for the Plan Year in which the forfeiture occurs, as if the Participant forfeiture were an additional Employer contribution for that Plan Year. The Plan Administrator will continue to hold the undistributed, non-Vested portion of a terminated Participant's Account Balance in his/her Account solely for his/her benefit until a forfeiture occurs at the time specified in Section 5.09, or, if applicable, until the time specified in Section 9.11. Except as provided under Section 5.04, a Participant will not share in the allocation of a forfeiture of any portion of his/her Account Balance. In making a forfeiture allocation under this Section 3.03, the Plan Administrator must base forfeitures of Employer Securities upon the fair market value of the Employer Securities as of the Accounting Date of the forfeitures. If the Plan Administrator has allocated more

3.08
than one class of Employer Securities to a Participant's Account, the Plan Administrator must forfeit the same proportion of each such class.

     3.04 ALLOCATION CONDITIONS. The Plan Administrator will determine the allocation conditions which apply to Employer contributions and Participant forfeitures on the basis of the Plan Year. Except for purposes of determining the top-heavy minimum contribution under Article XII, the Plan Administrator will take into account only the Compensation determined for the portion of the Plan Year in which the Employee actually is a Participant.

(A) Hours of Service Requirement. Subject to the top-heavy minimum allocation requirement of Article XII, the Plan Administrator will not allocate any portion of an Employer contribution for a Plan Year to any Participant's Account if the Participant does not complete a minimum of 1,000 Hours of Service during the Plan Year, unless the Participant incurs a Separation from Service during the Plan Year because of death or Disability or incurs a Separation from Service after the attainment of Normal Retirement Age in the current Plan Year or in a prior Plan Year.

(B) Employment Requirement. A Participant who, during a particular Plan Year, completes the Hours of Service requirement under Paragraph (A) will not share in the allocation of Employer contributions and Participant forfeitures, if any, for that Plan Year unless employed by the Employer on the Accounting Date of that Plan Year. This employment requirement does not apply if the Participant incurs a Separation from Service during the Plan Year because of death or Disability or incurs a Separation from Service after the attainment of Normal Retirement Age in the current Plan Year or in a prior Plan Year.

(C) Suspension of Allocation Requirements. The Plan suspends the allocation requirements under Paragraphs (A) and (B) for any Plan Year if the Plan fails to satisfy the Coverage Test. A Plan satisfies the Coverage Test if, on the last day of the Plan Year, the benefiting ratio of the Nonhighly Compensated Includible Employees is at least 70% of the benefiting ratio of the Highly Compensated Includible Employees.

     The benefiting ratio of the Nonhighly Compensated Includible Employees is the number of Nonhighly Compensated Includible Employees benefiting under the Plan over the number of the Includible Employees who are Nonhighly Compensated Employees. "Includible" Employees are all Employees other than: (1) those Employees excluded from participating in the Plan for the entire Plan Year by reason of the Code's collective bargaining unit exclusion or the Code's nonresident alien exclusion or by reason of the age and service requirements of
Article II; and (2) any Employee who incurs a Separation from Service during the Plan Year and fails to complete at least 501 Hours of Service for the Plan Year. A "Nonhighly Compensated Employee" is an Employee who is not a Highly Compensated Employee.

     For purposes of the Coverage Test, an Employee is benefiting under the Plan on a particular date if, under Section 3.02 of the Plan, he/she is entitled to an Employer contribution or a Participant forfeiture allocation for the Plan Year.

     If this Paragraph (C) applies for a Plan Year, the Plan Administrator will suspend the allocation conditions for the Nonhighly Compensated Includible Employees who are Participants, beginning first with the Includible Employee(s) employed with the Employer on the last day of the Plan Year, then the Includible Employee(s) who have the latest Separation from Service during the Plan Year, and continuing to suspend the allocation conditions for each Includible Employee who incurred an earlier Separation from Service, from the latest to the earliest Separation from Service date, until the Plan satisfies the Coverage Test for the Plan Year. If two or more Includible Employees have a Separation from Service on the same day, the Plan Administrator will suspend the allocation conditions for all such Includible Employees, irrespective of whether the Plan can satisfy the Coverage Test by accruing benefits for fewer than all such Includible Employees. If the Plan suspends the allocation conditions for an Includible Employee, that Employee will share in the allocation of the Employer contribution and Participant forfeitures, if any, without regard to whether employed by the Employer on the last day of the Plan Year.

                                                                            3.09

     If the Plan includes Employer matching contributions subject to ACP testing, this suspension of allocation conditions applies separately to the Code
(S)401(m) portion of the Plan, and the Plan Administrator will treat an Employee as benefiting under that portion of the Plan if he/she is an Eligible Employee for purposes of ACP testing.

Part 2. Limitations on Allocations: Sections 3.05 and 3.06

     3.05 LIMITATIONS ON ALLOCATIONS TO PARTICIPANTS' ACCOUNTS. The amount of Annual Additions which the Plan Administrator may allocate under this Plan on a Participant's behalf for a Limitation Year may not exceed the Maximum Permissible Amount. If the amount the Employer otherwise would contribute to the Participant's Account would cause the Annual Additions for the Limitation Year to exceed the Maximum Permissible Amount, the Employer will reduce the amount of its contribution so the Annual Additions for the Limitation Year will equal the Maximum Permissible Amount. If an allocation of Employer contributions, pursuant to Section 3.02, would result in an Excess Amount (other than an Excess Amount resulting from a reasonable error in estimating a Participant's actual annual Compensation, because of the allocation of Participant forfeitures, or because of a reasonable error in determining a Participant's Elective Contributions) to the Participant's Account, the Plan Administrator will reallocate the Excess Amount to the remaining Participants who are eligible for an allocation of Employer contributions for the Plan Year in which the Limitation Year ends. The Plan Administrator will make this reallocation on the basis of the allocation method under the Plan as if the Participant whose Account otherwise would receive the Excess Amount is not eligible for an allocation of Employer contributions.

(A) Estimation of Compensation. Prior to the determination of the Participant's actual Compensation for a Limitation Year, the Plan Administrator may determine the Maximum Permissible Amount on the basis of the Participant's estimated annual Compensation for such Limitation Year. The Plan Administrator must make this determination on a reasonable and uniform basis for all Participants similarly situated. The Plan Administrator must reduce any Employer contributions (including any allocation of forfeitures) based on estimated annual Compensation by any Excess Amounts carried over from prior Limitation Years. As soon as is administratively feasible after the end of the Limitation Year, the Plan Administrator will determine the Maximum Permissible Amount for the Limitation Year on the basis of the Participant's actual Compensation for such Limitation Year.

(B) More Than One Plan. If the Plan Administrator allocated an Excess Amount to a Participant's Account on an allocation date of this Plan which coincides with an allocation date of another defined contribution plan maintained by the Employer, the Excess Amount attributed to this Plan will be the product of:

    (1)The total Excess Amount allocated as of such date (including any amount which the Plan Administrator would have allocated but for the limitations of Code (S)415); times

    (2)The ratio of (i) the amount allocated to the Participant as of such date under this Plan divided by (ii) the total amount allocated as of such date under all qualified defined contribution plans (determined without regard to the limitations of Code (S)415).

(C) Disposition of Excess Amount. If, because of the determination of the Participant's actual Compensation, because of the allocation of forfeitures or because of a Participant's Elective Contributions, there is an Excess Amount with respect to a Participant for a Limitation Year, the Plan Administrator will dispose of such Excess Amount as follows:

3.010

    (1)The Plan Administrator first will return to the Participant any nondeductible Employee contributions and then any Elective Contributions under a 401(k) arrangement to the extent the return would reduce the Excess Amount.

    (2)If, after the application of Paragraph (1), an Excess Amount still exists, and the Plan covers the Participant at the end of the Limitation Year, then the Plan Administrator will use the Excess Amount(s) to reduce future Employer contributions (including any allocation of forfeitures) under the Plan for the next Limitation Year and for each succeeding Limitation Year, as is necessary, for the Participant.

    (3)If, after the application of Paragraph (1), an Excess Amount still exists, and the Plan does not cover the Participant at the end of the Limitation Year, then the Plan Administrator will hold the Excess Amount unallocated in a suspense account. The Plan Administrator will apply the suspense account to reduce Employer Contributions (including the allocation of forfeitures) for all remaining Participants in the next Limitation Year, and in each succeeding Limitation Year if necessary. Neither the Employer nor any Employee may contribute to the Plan for any Limitation Year in which the Plan is unable to allocate fully a suspense account maintained pursuant to this Paragraph (3).

    (4)The Plan Administrator under Paragraphs (2) or (3) will not distribute any Excess Amount(s) to Participants or to former Participants.

    3.06 DEFINITIONS - ARTICLE III. For purposes of Article III, the following terms mean:

    (a)"Annual Addition" - The sum of the following amounts allocated on behalf of a Participant for a Limitation Year: (i) all Employer contributions; (ii) all forfeitures; and (iii) all Employee contributions. Except to the extent provided in Treasury regulations, Annual Additions include excess contributions described in Code (S)401(k), excess aggregate contributions described in Code (S)401(m) and excess deferrals described in Code
    (S)402(g), irrespective of whether the Plan distributes or forfeits such excess amounts. Annual Additions also include Excess Amounts reapplied to reduce Employer contributions under Section 3.05. Amounts allocated after March 31, 1984, to an individual medical account (as defined in Code
    (S)415(l)(2)) included as part of a defined benefit plan maintained by the Employer are Annual Additions. Furthermore, Annual Additions include contributions paid or accrued after December 31, 1985, for taxable years ending after December 31, 1985, attributable to post-retirement medical benefits allocated to the separate account of a key employee (as defined in Code (S)419A(d)(3)) under a welfare benefit fund (as defined in Code
    (S)419(e)) maintained by the Employer, but only for purposes of the dollar limitation applicable to the Maximum Permissible Amount.

    "Annual Additions" do not include any Employer contributions applied by the Plan Administrator (not later than the due date, including extensions, for filing the Employer's Federal income tax return for the Plan Year) to pay interest (charged to a Participant's Account) on an Exempt Loan, and any Leveraged Employer Securities the Plan Administrator allocates as forfeitures; provided however, the provisions of this sentence do not apply in a Limitation Year for which the Plan Administrator allocates more than one-third of the Employer contributions applied to pay principal and interest on an Exempt Loan to Highly Compensated Employee-Participants. The Plan Administrator must reallocate the Employer contributions in accordance with Section 3.02 to the Accounts of non-Highly Compensated Employee-Participants to the extent necessary in order to satisfy this special limitation.

    (b)"Compensation" - For purposes of applying the limitations of Part 2 of this Article III, "Compensation" means Compensation as defined in Section 1.06, except, for Limitation Years beginning prior to January 1, 1998, Compensation does not include Elective Contributions.

                                                                           5.011

    (c)"Employer" - The Employer that adopts this Plan and any Related Employer. Solely for purposes of applying the limitations of Part 2 of this
    Article III, the Plan Administrator will determine Related Employer by modifying Code (S)(S)414(b) and (c) in accordance with Code (S)415(h).

    (d)"Excess Amount" - The excess of the Participant's Annual Additions for the Limitation Year over the Maximum Permissible Amount.

    (e)"Limitation Year" - The Plan Year. All qualified plans of the Employer must use the same Limitation Year. If the Employer amends the Limitation Year to a different 12-consecutive month period, the new Limitation Year must begin on a date within the Limitation Year for which the Employer makes the amendment, creating a short Limitation Year.

    (f)"Maximum Permissible Amount" - The lesser of (i) $30,000 (or, if greater, the $30,000 amount as adjusted under Code (S)415(d)), or (ii) 25% of the Participant's Compensation for the Limitation Year. If there is a short Limitation Year because of a change in Limitation Year, the Plan Administrator will multiply the $30,000 (or adjusted) limitation by the following fraction:

                  Number of months in the short Limitation Year
                                       12

    (g)"Defined contribution plan" - A retirement plan which provides for an individual account for each participant and for benefits based solely on the amount contributed to the participant's account, and any income, expenses, gains and losses, and any forfeitures of accounts of other participants which the plan may allocate to such participant's account. The Plan Administrator must treat all defined contribution plans (whether or not terminated) maintained by the Employer as a single plan. Solely for purposes of the limitations of Part 2 of this Article III, employee contributions made to a defined benefit plan maintained by the Employer is a separate defined contribution plan. The Plan Administrator also will treat as a defined contribution plan an individual medical account (as defined in Code
    (S)415(l)(2)) included as part of a defined benefit plan maintained by the Employer and, for taxable years ending after December 31, 1985, a welfare benefit fund under Code (S)419(e) maintained by the Employer to the extent there are post-retirement medical benefits allocated to the separate account of a key employee (as defined in Code (S)419A(d)(3)).

    (h)"Defined benefit plan" - A retirement plan which does not provide for individual accounts for Employer contributions. All defined benefit plans (whether or not terminated) maintained by the Employer are a single plan.

                          * * * * * * * * * * * * * * *


                                   ARTICLE IV
                            PARTICIPANT CONTRIBUTIONS

     4.01 PARTICIPANT CONTRIBUTIONS. The Plan does not permit nor require Participant contributions.

     4.02 PARTICIPANT ROLLOVER CONTRIBUTIONS. The Employer, operationally and on a nondiscriminatory basis, may elect to permit Participant rollover contributions. A rollover contribution is an amount of cash or property that the Code permits an eligible Employee or Participant to transfer directly or indirectly to this Plan from another qualified plan. If the Employer permits rollover contributions, any eligible Employee or Participant, with the Employer's written consent and after filing with the Trustees the form prescribed by the Plan Administrator, may make a rollover contribution to the Trust. Before accepting a rollover contribution, the Trustees may require satisfactory evidence that the proposed transfer is a rollover contribution permitted by the Code to a qualified plan. The Trustees may decline to accept a rollover

5.012
contribution of property that could (1) generate unrelated business taxable income; (2) create difficulty or undue expense in storage, safekeeping or valuation; or (3) create other practical problems for the Trust. A rollover contribution shall not be an Annual Addition under Article III.

     If an Employee makes a rollover contribution prior to entry as a Participant in the Plan, then the Participant shall be treated as a limited Participant as described in Revenue Ruling 96-48 or any successor ruling. A limited Participant does not share in the Plan's allocation of any Employer contributions nor Participant forfeitures and does not make deferral contributions. A limited Participant who has a Separation from Service prior to being a Participant will receive his/her rollover contributions account in the same manner as if it were an Employer Contributions account.

     On the Employee's Normal Retirement Date, or such other date when the Employee or his beneficiary shall be entitled to receive benefits under other Plan provisions, then the fair market value of the rollover contributions account shall be used to provide additional benefits in the normal form or such optional forms permitted under the Plan.

     Rollover contributions accounts shall always be 100% vested. The Employer may, in accordance with Section 8.06 of the Plan, permit a Participant to direct the investment of his/her rollover contributions account, otherwise rollover contributions accounts shall be treated as general assets of the trust and invested accordingly.

                          * * * * * * * * * * * * * * *


                                    ARTICLE V
                  SEPARATION FROM SERVICE - PARTICIPANT VESTING

    5.01 NORMAL RETIREMENT AGE. A Participant's Normal Retirement Age is the date on which the Participant attains 65 years of age. A Participant's Normal Retirement Date is the first day of the Plan Year nearest the Participant's Normal Retirement Age. A Participant's Account Balance derived from Employer contributions is 100% Vested upon and after his/her attaining Normal Retirement Age, if employed by the Employer on or after that date.

    5.02 PARTICIPANT DISABILITY OR DEATH. If a Participant's employment with the Employer terminates as a result of death or Disability, the Participant's Account Balance derived from Employer contributions is 100% Vested.

    5.03 VESTING SCHEDULE.

(A) Vesting Schedule. Except as provided in Sections 5.01 and 5.02, effective January 1, 2002, for each Year of Service, a Participant's Vested percentage of his/her Account Balance derived from Employer nonelective and matching contributions equals the percentage, based on each included Year of Service, under the following vesting schedule:

                                                          Percent of
          Years of Service                              Nonforfeitable
          With the Employer                             Account Balance
          -----------------                             ---------------

          Less than 1........................................None
              1...............................................20%
              2...............................................40%
              3...............................................60%
              4...............................................80%
              5 or more......................................100%

                                                                           5.013

(B) Top Heavy Vesting Schedule. Effective January 1, 2002, for any Plan Year for which the Plan is a top heavy Plan, a Participant's Vested percentage of his/her Account Balance derived from Employer nonelective and matching contributions equals the percentage, based on each included Year of Service, under the following vesting schedule:

                                                           Percent of
          Years of Service                               Nonforfeitable
          With the Employer                             Account Balance
          -----------------                             ---------------

          Less than 1........................................None
              1...............................................20%
              2...............................................40%
              3...............................................60%
              4...............................................80%
              5 or more......................................100%

(C) Special Vesting Schedule. If the Trustee makes a distribution (other than a cash-out distribution described in Section 5.04) to a partially-Vested Participant, and the Participant has not incurred a Forfeiture Break in Service at the relevant time, the Plan Administrator will establish a separate Account for the Participant's Account Balance. At any relevant time following the distribution, the Plan Administrator will determine the Participant's Vested Account Balance derived from Employer contributions in accordance with the following formula: P(AB+(RxD))-(RxD).

    To apply this formula, "P" is the Participant's current vesting percentage at the relevant time, "AB" is the Participant's Employer-derived Account Balance at the relevant time, "R" is the ratio of "AB" to the Participant's Employer-derived Account Balance immediately following the earlier distribution and "D" is the amount of the earlier distribution. If, under a restated Plan, the Plan has made distribution to a partially-Vested Participant prior to its restated Effective Date and is unable to apply the cash-out provisions of
Section 5.04 to that prior distribution, this special vesting formula also applies to that Participant's remaining Account Balance.

    5.04 CASH-OUT DISTRIBUTIONS TO PARTIALLY-VESTED PARTICIPANTS/ RESTORATION OF FORFEITED ACCOUNT BALANCE. If, pursuant to Article VI, a partially-Vested Participant receives a cash-out distribution before he/she incurs a Forfeiture Break in Service (as defined in Section 5.07), the cash-out distribution will result in an immediate forfeiture of the non-Vested portion of the Participant's Account Balance derived from Employer contributions. A partially-Vested Participant is a Participant whose Vested percentage determined under Section
5.03 is less than 100%. A cash-out distribution is a distribution of the Participant's entire Vested Account Balance upon Separation from Service.

(A) Restoration and Conditions upon Restoration. A partially-Vested Participant re-employed by the Employer after receiving a cash-out distribution of the Vested percentage of his/her Account Balance may repay the Trustee the entire amount of the cash-out distribution attributable to Employer contributions, unless the Participant no longer has a right to restoration by reason of the conditions of this Section 5.04(A). If a partially-Vested Participant makes the cash-out distribution repayment, the Plan Administrator, subject to the conditions of this Section 5.04(A), must restore his/her Account Balance attributable to Employer contributions to the same dollar amount as the dollar amount of his/her Account Balance on the Accounting Date, or other valuation date, immediately preceding the date of the cash-out distribution, unadjusted for any gains or losses occurring subsequent to that Accounting Date, or other valuation date. Restoration of the Participant's Account Balance includes restoration of all Protected Benefits with respect to that restored Account Balance, in accordance with applicable Treasury regulations. The Plan Administrator will not restore a re-employed Participant's Account Balance under this Section 5.04 if:

    (1)5 years have elapsed since the Participant's first re-employment date with the Employer following the cash-out distribution;

5.014

    (2)The Participant is not in the Employer's Service on the date the Participant makes his/her request to repay his/her cash-out distribution; or

    (3)The Participant incurred a Forfeiture Break in Service. This condition also applies if the Participant makes repayment within the Plan Year in which he/she incurs the Forfeiture Break in Service and that Forfeiture Break in Service would result in a complete forfeiture of the amount the Plan Administrator otherwise would restore.

(B) Time and Method of Restoration. If none of the conditions in Section 5.04(A) preventing restoration of the Participant's Account Balance applies, the Plan Administrator will restore the Participant's Account Balance as of the Plan Year Accounting Date coincident with or immediately following the repayment. To restore the Participant's Account Balance, the Plan Administrator, to the extent necessary, will allocate to the Participant's Account:

    (1)First, the amount, if any, of Participant forfeitures the Plan Administrator otherwise would allocate under Section 3.03;

    (2)Second, the amount, if any, of the Trust Fund net income or gain for the Plan Year; and

    (3)Third, the Employer contribution for the Plan Year to the extent made under a discretionary formula.

    To the extent the amounts described in clauses (1), (2) and (3) are insufficient to enable the Plan Administrator to make the required restoration, the Employer must contribute, without regard to any requirement or condition of
Article III, the additional amount necessary to enable the Plan Administrator to make the required restoration. If, for a particular Plan Year, the Plan Administrator must restore the Account Balance of more than one re-employed Participant, then the Plan Administrator will make the restoration allocations to each such Participant's Account in the same proportion that a Participant's restored amount for the Plan Year bears to the restored amount for the Plan Year of all re-employed Participants. The Plan Administrator will not take into account any allocation under this Section 5.04 in applying the limitation on allocations under Part 2 of Article III.

(C) 0% Vested Participant. The deemed cash-out rule of this Paragraph (C) applies to any 0% Vested Participant. A "0% Vested Participant" is a Participant whose Account Balance derived from Employer contributions is entirely forfeitable at the time of his/her Separation from Service. If the Participant's Account is not entitled to an allocation of Employer contributions for the Plan Year in which he/she has a Separation from Service, the Plan Administrator will apply the deemed cash-out rule as if the 0% Vested Participant received a cash-out distribution on the date of the Participant's Separation from Service. If the Participant's Account is entitled to an allocation of Employer contributions or Participant forfeitures for the Plan Year in which he/she has a Separation from Service, the Plan Administrator will apply the deemed cash-out rule as if the 0% Vested Participant received a cash-out distribution on the first day of the first Plan Year beginning after his/her Separation from Service. For purposes of applying the restoration provisions of this Section 5.04, the Plan Administrator will treat the 0% Vested Participant as repaying his/her cash-out "distribution" on the date of his/her re-employment with the Employer. A Participant is not a 0% Vested Participant if he/she has a Deferral Contributions Account.

    Minimum Vesting. A Participant's Nonforfeitable Account Balance will never be less than the lesser of $25.00 or his/her entire Account Balance, even if the application of the vesting schedule would result in a smaller Nonforfeitable Account Balance.

    5.05 ACCOUNTING FOR REPAID AMOUNT. As soon as is administratively practicable, the Plan Administrator will credit to the Participant's Account the cash-out amount a Participant has repaid to the Plan. Pending the restoration of the Participant's Account Balance, the Plan Administrator may direct the Trustee to maintain a temporary segregated investment Account in the name of the Participant if necessary to prevent a distortion of income, gain or loss allocations under Section 9.08. The Plan Administrator will direct the Trustee to repay to the Participant as soon as is administratively practicable the full amount of the Participant's repaid

                                                                           5.015
cash-out amount if the Plan Administrator determines any of the conditions of
Section 5.04(A) prevents restoration as of the applicable Accounting Date, notwithstanding the Participant's repayment.

    5.06 YEAR OF SERVICE - VESTING. For purposes of vesting under Section 5.03, Year of Service means any Plan Year during which an Employee completes not less than 1,000 Hours of Service with the Employer. A Year of Service includes any Year of Service completed prior to the Effective Date of the Plan, except as provided in Section 5.08.

    5.07 BREAK IN SERVICE AND FORFEITURE BREAK IN SERVICE - VESTING. For purposes of this Article V, a Participant incurs a "Break in Service" if during any Plan Year he/she does not complete more than 500 Hours of Service with the Employer. A Participant incurs a Forfeiture Break in Service when he/she incurs 5 consecutive Breaks in Service. The Plan does not apply the Break in Service rule under Code (S)411(a)(6)(B). Therefore, an Employee need not complete a Year of Service after a Break in Service before the Plan takes into account the Employee's otherwise includible Years of Service under this Article V. This Plan also does not apply the Parity Break in Service rule under Code (S)411(a)(6)(D).

    5.08 INCLUDED YEARS OF SERVICE - VESTING. For purposes of determining "Years of Service" under Section 5.06, the Plan takes into account all Years of Service an Employee completes with the Employer except any Year of Service the Participant completes after he/she first incurs a Forfeiture Break in Service or receives a cash-out distribution (unless the Plan Administrator restores the Participant's Account under Section 5.04(A)). This exception applies for the sole purpose of determining a Participant's Vested percentage of his/her Account Balance derived from Employer contributions which accrued for his/her benefit prior to a Forfeiture Break in Service or receipt of cash-out distribution. In addition, Years of Service prior to January 1, 1982 during which a Participant did not make required mandatory contributions shall not be counted for purposes of determining a Participant's Vested percentage of his/her Account Balance derived from Employer contributions.

    5.09 FORFEITURE OCCURS. A Participant's forfeiture, if any, of his/her Account Balance derived from Employer contributions occurs under the Plan on the earlier of:

    (a)The last day of the Plan Year in which the Participant first incurs a Forfeiture Break in Service; or

    (b)The date the Participant receives a cash-out distribution.

    The Plan Administrator determines the percentage of a Participant's Account Balance forfeiture, if any, under this Section 5.09 solely by reference to the vesting schedule under Section 5.03. A Participant does not forfeit any portion of his/her Account Balance for any other reason or cause except as expressly provided by this Section 5.09 or as provided under Section 9.11. Furthermore, if the Participant's Account is entitled to an allocation of Employer contributions or Participant forfeitures for the Plan Year in which he/she otherwise would incur a forfeiture under this Section 5.09 by reason of a cash-out distribution, the Plan Administrator will apply the cash-out forfeiture rule as if the partially-Vested Participant received a cash-out distribution on the first day of the immediately following Plan Year.

    5.10 AMENDMENT TO VESTING SCHEDULE. Though the Employer reserves the right to amend the vesting schedule at any time, the Plan Administrator will not apply the amended vesting schedule to reduce the Vested percentage (determined as of the later of the date the Employer adopts the amendment, or the date the amendment becomes effective) of any Participant's existing and future Account Balance derived from Employer contributions to a percentage less than the Vested percentage computed under the Plan without regard to the amendment. An amended vesting schedule will apply to a Participant only if the Participant receives credit for at least one Hour of Service after the new schedule becomes effective.

    If the Employer makes a permissible amendment to the vesting schedule, each Participant having at least 3 Years of Service with the Employer may elect to have the percentage of his/her Vested Account Balance computed under the Plan without regard to the amendment. The Participant must file his/her election with the Plan Administrator within 60 days of the latest of: (a) the Employer's adoption of the amendment; (b) the

5.016
effective date of the amendment; or (c) the Participant's receipt of a copy of the amendment. The Plan Administrator, as soon as practicable, must forward a true copy of any amendment to the vesting schedule to each affected Participant, together with an explanation of the effect of the amendment, the appropriate form upon which the Participant may make an election to remain under the vesting schedule provided under the Plan prior to the amendment and notice of the time within which the Participant must make an election to remain under the prior vesting schedule. The election described in this Section 5.10 does not apply to a Participant if the amended vesting schedule provides for vesting at least as rapid at any time as the vesting schedule in effect prior to the amendment. For purposes of this Section 5.10, an amendment to the vesting schedule includes any Plan amendment which directly or indirectly affects the computation of the Vested percentage of an Employee's rights to his/her Employer derived Account Balance. Furthermore, the Plan Administrator must treat any shift in the vesting schedule, due to a change in the Plan's top-heavy status, as an amendment to the vesting schedule for purposes of this Section 5.10.


                          * * * * * * * * * * * * * * *

                                   ARTICLE VI
                     TIME AND METHOD OF PAYMENT OF BENEFITS

     6.01   PAYMENT OF ACCOUNT BALANCE. Subject to the provisons of Section
10.08 of the Plan that requires a Participant to receive the value of any Employer Securities in cash due to restrictions in the Employer's charter or bylaws in accordance with Code Section 409(h)(2), the Plan Administrator will direct the Trustee to commence distribution of a Participant's Vested Account Balance in accordance with this Section 6.01 if the Participant separates from Service for any reason, or if the Participant exercises an in-Service withdrawal right under the Plan. A distribution date under this Article VI is every business day of the Plan Year, or as soon as administratively practicable following that distribution date.

(A)  Distribution upon Separation from Service.

     (1) Participant's Vested Account Balance not exceeding $5,000. Upon the Participant's Separation from Service for any reason other than death, the Plan Administrator will direct the Trustee to distribute all of a Participant's Vested Account Balances, subject to the Participant's election under Section
6.08 of the Plan, in a lump sum as soon as administratively feasible after the Participant's Separation from Service, but in no event later than the 60th day following the close of the Plan Year in which the Participant attains Normal Retirement Age, or if later, no later than the 60th day following the close of the Plan Year in which the Participant's Separation from Service occurs.

     (2) Participant's Vested Account Balance exceeds $5,000. Upon the Participant's Separation from Service for any reason other than death or disability, the Plan Administrator, subject to the Participant's election to postpone distribution and the consent requirements of Section 6.01(A)(5), will direct the Trustee to commence distribution of the Participant's Vested Account Balances, within one hundred twenty (120) days after the close of the Plan Year in which the Participant first incurs five consecutive Breaks in Service, unless the Participant elects in writing to an earlier distribution, and in a form elected by the Participant. Any election under this Section 6.01(A)(2) is subject to the requirements of Section 6.03 and of Section 6.05. The Participant's election under this Section 6.01(A)(2) is valid if filed with the Plan Administrator at any time before the Trustee otherwise would commence payment of a Participant's Account Balance in accordance with the requirements of this Article VI.

     A Participant eligible to make an election under this Section 6.01(A)(2) may elect distribution as of any distribution date prior to his/her Required Beginning Date, irrespective of any other provision of this Section 6.01. In the absence of an election by the Participant, the Plan Administrator will direct the Trustee to distribute the Participant's Vested Account Balance in a lump sum no later than the 60th day following the close of the Plan Year in which the later of the following events occurs: (a) the earlier of the date the Participant attains Normal Retirement Age; or (b) the Participant's Separation from Service.

6.017

     (3) Disability. If the Participant's Separation from Service is because of his/her Disability, the Plan Administrator will direct the Trustee to pay the Participant's Vested Account Balance not later than one hundred twenty (120) days after the close of the Plan Year in which the Participant incurred a Separation from Service for Disability.

     (4) Benefit notice/Annuity starting date. Not earlier than 90 days, but not later than 30 days, before the Participant's annuity starting date, the Plan Administrator must provide a benefit notice to a Participant who is eligible to make an election under Section 6.01(A)(2). The benefit notice must explain the optional forms of benefit in the Plan, including the material features and relative values of those options, and the Participant's right to postpone distribution until the applicable date described in Section 6.01(A)(2). For all purposes of this Article VI, the term "annuity starting date" means the first day of the first period for which the Plan pays an amount as an annuity or in any other form but in no event is the "annuity starting date" earlier than a Participant's Separation from Service.

     (5) Consent requirement. A Participant must consent, in writing, to any distribution required under this Section 6.01 or under Section 6.05 if the Participant's Vested Account Balance, at the time of the distribution to the Participant, exceeds $5,000 and the Participant has not attained the later of Normal Retirement Age or age 62. The Participant may reconsider an election at any time prior to the annuity starting date and elect to commence distribution as of any other distribution date permitted under the Plan. A Participant may elect to receive distribution at any administratively practicable time which is earlier than 30 days following the Participant's receipt of the benefit notice, by waiving in writing the balance of the 30 days.

     (6) Determination of Vested Account Balance. For purposes of the consent requirements under this Article VI, the Plan Administrator determines a Participant's Vested Account Balance as of the most recent valuation date immediately prior to the distribution date, including Deferral Contributions. The Plan Administrator in determining the Participant's Vested Account Balance at the relevant time, will disregard a Participant's Vested Account Balance existing on any prior date, except as the Code otherwise may require.

     (7) Consent to cash-out/forfeiture. If the Participant is partially-Vested in his/her Account Balance, an election under Section 6.01(A)(2) to distribute prior to the Participant's incurring a Forfeiture Break in Service must be in the form of a cash-out distribution (as defined in Article V).

     (8) Return to employment. A Participant may not receive a distribution by reason of Separation from Service if, prior to the time the Trustee actually makes the distribution, the Participant returns to employment with the Employer.

(B) Death of the Participant. The Plan Administrator will direct the Trustee, in accordance with this Section 6.01(B), to distribute to the Participant's Beneficiary the Participant's Vested Account Balance remaining in the Trust at the time of the Participant's death. Subject to the requirements of Section 6.01, the Plan Administrator will determine the death benefit by reducing the Participant's Vested Account Balance by any security interest the Plan has against that Vested Account Balance by reason of an outstanding Participant loan.

     The Plan Administrator, subject to a Beneficiary's written election (if authorized by the next paragraph of this Section 6.01(B)), must direct the Trustee to distribute the deceased Participant's Vested Account Balance in a single sum, as soon as administratively practicable following the Participant's death or, if later, the date on which the Plan Administrator receives notification of or otherwise confirms the Participant's death.

     If the death benefit is payable in full to the Participant's surviving spouse, the surviving spouse may elect distribution at any time or in any form this Article VI would permit for a Participant upon Separation from Service. The Participant, on a form prescribed by the Plan Administrator, may elect the method or the payment term or both, which will apply to any Beneficiary, including his/her surviving spouse. The Participant's election may limit any Beneficiary's right to increase the frequency or the amount of any payments. Any payment term selected by the Participant must not exceed the payment term the Code otherwise would permit the Beneficiary to elect upon the Participant's death.

6.018

(C) Participant elections prior to Separation from Service. After a Participant attains Normal Retirement Age or has made Salary Deferral Contributions to the Plan for at least five (5) years, the Participant, until he/she retires, has a continuing election to receive all or any portion of his/her Vested Account Balance, but excluding all Salary Deferral Contributions. A Participant who has made Salary Deferral Contributions to the Plan for less than five (5) years, until he/she retires, has a continuing election to receive all or any portion of his/her Vested Account Balance that has been contributed to the Plan more than two (2) Plan Years prior to the withdrawal, but excluding all Salary Deferral Contributions. A Participant only may make one in-Service withdrawal per Plan Year under this Section 6.01(C) unless the election form prescribed by the Plan Administrator provides for more frequent withdrawals. The Trustee, as directed by the Plan Administrator, will distribute the amount(s) withdrawn by a Participant in single sum.

     A Participant must make an election under this Section 6.01(C) on a form prescribed by the Plan Administrator at any time during the Plan Year for which his/her election is to be effective. In his/her written election, the Participant must specify the percentage or dollar amount he/she wishes the Trustee to distribute to him/her. The Participant's election relates solely to the percentage or dollar amount specified in his/her election form and his/her right to elect to receive an amount, if any, for a particular Plan Year greater than the dollar amount or percentage specified in his/her election form terminates on the Accounting Date. The Trustee must make a distribution to a Participant in accordance with his/her election under this Section 6.01(C) within the 90 day period (or as soon as administratively practicable) after the Participant files his/her written election with the Trustee. The Trustee will distribute the balance of the Participant's Account Balance not distributed pursuant to his/her election(s) in accordance with the other distribution provisions of the Plan.

     6.02    REQUIRED BEGINNING DATE.

(A) Timing of Required Distribution. If any distribution commencement date described under Section 6.01, either by Plan provision or by Participant election (or nonelection), is later than the Participant's Required Beginning Date, the Plan Administrator instead must direct the Trustee to make distribution on the Participant's Required Beginning Date, subject to the TEFRA election, if applicable, under Section 6.09.

     A Participant's Required Beginning Date is the April 1 following the close of the calendar year in which the Participant attains age 70 1/2 if the Participant is a more than 5% owner with respect to the Plan Year ending in that calendar year. For any other Participant, his/her Required Beginning Date is the April 1 following the close of the calendar year in which the Participant incurs a Separation from Service or, if later, the April 1 following the close of the calendar year in which the Participant attains age 70 1/2. A mandatory distribution at the Participant's Required Beginning Date will be in lump sum unless the Participant, pursuant to the provisions of this Article VI, makes a valid election to receive an alternative form of payment.

(B) Election to Discontinue Distributions. Subject to the timing of required distribution under Section 6.02(A), a Participant who had attained age 70 1/2 prior to 1997, but who has not incurred a Separation from Service, has a continuing election to discontinue receiving minimum distribution payments from the Plan which commenced prior to 1997, if the Participant is not a more than 5% owner. A Participant who makes an election under this Section 6.02(B) must establish a new annuity starting date when he/she recommences payment of his/her Account Balance under the Plan. A Participant makes the election under this
Section 6.02(B) on a form prescribed by the Plan Administrator.

     6.03 METHOD OF PAYMENT OF ACCOUNT BALANCE. Subject to the restrictions prescribed by Section 6.01, a Participant or a Beneficiary may elect distribution under one, or any combination, of the following methods: (a) by payment in a lump sum; or (b) by payment in annual installments over a fixed reasonable period of time, not exceeding the life expectancy of the Participant, or the joint life and last survivor expectancy of the Participant and his/her Beneficiary. Pending final accounting for a valuation date, the Plan Administrator may make a partial distribution to a Participant who has incurred a Separation from Service or to a Beneficiary. No form of payment option will provide for payments over a period extending beyond the life expectancy of the Participant and/or his/her designated Beneficiary.

                                                                           6.019

     The distribution options permitted under this Section 6.03 are available only if the present value of the Participant Vested Account Balance, at the time of the distribution to the Participant, exceeds $5,000 and the distribution options are subject to the provisons of Section 10.08 of the Plan that requires a Participant to receive the value of any Employer Securities in cash due to restrictions in the Employer's charter or bylaws in accordance with Code Section 409(h)(2). To facilitate installment payments under this Article VI, the Plan Administrator may direct the Trustee to segregate all or any part of the Participant's Account Balance in a segregated Account. The Trustee may invest the Participant's segregated Account in Federally insured interest bearing savings account(s) or time deposit(s) (or a combination of both), or in other fixed income investments. A segregated Account remains a part of the Trust, but it alone shares in any income it earns, and it alone bears any expense or loss it incurs. Under an installment distribution, the Participant or the Beneficiary, at any time, may elect to accelerate the payment of all, or any portion, of the Participant's unpaid Vested Account Balance.

(A) Minimum Distribution Requirements for Participants. The Plan Administrator may not direct the Trustee to distribute the Participant's Vested Account Balance, nor may the Participant elect to have the Trustee distribute his/her Vested Account Balance, under a method of payment which, as of the Required Beginning Date, does not satisfy the minimum distribution requirements under Code (s)401(a)(9) and the applicable Treasury regulations. The minimum distribution for a calendar year equals the Participant's Vested Account Balance as of the latest valuation date preceding the beginning of the calendar year divided by the Participant's life expectancy or, if applicable, the joint and last survivor expectancy of the Participant and his/her designated Beneficiary (as determined under Article VIII, subject to the requirements of the Code
(s)401(a)(9) regulations). The Plan Administrator will increase the Participant's Vested Account Balance, as determined on the relevant valuation date, for contributions or forfeitures allocated after the valuation date and by December 31 of the valuation calendar year, and will decrease the valuation by distributions made after the valuation date and by December 31 of the valuation calendar year. For purposes of this valuation, any portion of the minimum distribution for the first distribution calendar year made after the close of that year is a distribution occurring in that first distribution calendar year.

     In computing a minimum distribution, the Plan Administrator must use the unisex life expectancy multiples under Treas. Reg. (s)1.72-9. The Plan Administrator, only upon the Participant's written request, will compute the minimum distribution for a calendar year subsequent to the first calendar year for which the Plan requires a minimum distribution by redetermining the applicable life expectancy. However, the Plan Administrator may not redetermine the joint life and last survivor expectancy of the Participant and a nonspouse designated Beneficiary in a manner which takes into account any adjustment to a life expectancy other than the Participant's life expectancy.

     If the Participant's spouse is not his/her designated Beneficiary, a method of payment to the Participant (whether by Participant election or by Plan Administrator direction) must satisfy the minimum distribution incidental benefit ("MDIB") requirement in the Treasury regulations issued under Code
(s)401(a)(9) for distributions made on or after the Participant's Required Beginning Date and before the Participant's death. To satisfy the MDIB requirement, the Plan Administrator will compute the minimum distribution required by this Section 6.03(A) by substituting the applicable MDIB divisor for the applicable life expectancy factor, if the MDIB divisor is a lesser number. Following the Participant's death, the Plan Administrator will compute the minimum distribution required by this Section 6.03(A) solely on the basis of the applicable life expectancy factor and will disregard the MDIB factor.

     The minimum distribution for the first distribution calendar year is due by the Participant's Required Beginning Date. The minimum distribution for each subsequent distribution calendar year, including the calendar year in which the Participant's Required Beginning Date occurs, is due by December 31 of that year. If the Participant receives distribution in the form of a Nontransferable Annuity Contract, the distribution satisfies this Section 6.03(A) if the contract complies with the requirements of Code (s)401(a)(9) and the applicable Treasury regulations.

(B) Minimum Distribution Requirements for Beneficiaries. The method of distribution to the Participant's Beneficiary must satisfy Code (s)401(a)(9) and the applicable Treasury regulations. If the Participant's death occurs after his/her Required Beginning Date, the method of payment to the Beneficiary must provide for

6.020
completion of payment over a period which does not exceed the payment period which had commenced for the Participant. If the Participant's death occurs prior to his/her Required Beginning Date, and the Participant had not commenced an irrevocable annuity pursuant to Section 6.04, the method of payment to the Beneficiary must provide for completion of payment to the Beneficiary over a period not exceeding: (1) 5 years after the date of the Participant's death; or
(2) if the Beneficiary is a designated Beneficiary, the designated Beneficiary's life expectancy. The Plan Administrator may not direct payment of the Participant's Vested Account Balance over a period described in clause (2) unless the Trustee will commence payment to the designated Beneficiary no later than the December 31 following the close of the calendar year in which the Participant's death occurred or, if later, and the designated Beneficiary is the Participant's surviving spouse, December 31 of the calendar year in which the Participant would have attained age 70 1/2.

     If the Trustee will make distribution in accordance with clause (2), the minimum distribution for a calendar year equals the Participant's Vested Account Balance as of the latest valuation date preceding the beginning of the calendar year divided by the designated Beneficiary's life expectancy. The Plan Administrator must use the unisex life expectancy multiples under Treas. Reg.
(S)1.72-9 for purposes of applying this Section 6.03(b). The Plan Administrator, only upon the written request of the Participant or of the Participant's surviving spouse, will recalculate the life expectancy of the Participant's surviving spouse not more frequently than annually, but may not recalculate the life expectancy of a nonspouse designated Beneficiary after the Trustee commences payment to the designated Beneficiary. The Plan Administrator will apply this Section 6.03(B) by treating any amount paid to the Participant's child, which becomes payable to the Participant's surviving spouse upon the child's attaining the age of majority, as paid to the Participant's surviving spouse.

(C) Model Amendment. The Employer elects to apply the following IRS Model Amendment for 2001 and later calendar years:

     With respect to distributions under the Plan made for calendar years beginning on or after January 1, 2002, the Plan will apply the minimum distribution requirements of section 401(a)(9) of the Internal Revenue Code in accordance with the regulations under section 401(a)(9) that were proposed on January 17, 2001, notwithstanding any provision of the Plan to the contrary. This amendment shall continue in effect until the end of the last calendar year beginning before the effective date of final regulations under section 401(a)(9) or such other date as may be specified in guidance published by the Internal Revenue Service.

     6.04 ANNUITY DISTRIBUTIONS TO PARTICIPANTS AND SURVIVING SPOUSES. The joint and survivor annuity requirements of the Code apply to this Plan.

     6.05 SPECIAL DISTRIBUTION AND PAYMENT REQUIREMENTS. Unless the Participant elects in writing to have the Trustee apply other distribution provisions of the Plan, or unless other distribution provisions of the Plan require earlier distribution of the Participant's Account Balance, the Trustee must distribute the portion of the Participant's Account Balance attributable to Employer Securities (the "Eligible Portion") no later than the time prescribed by this
Section 6.05, irrespective of any other provision of the Plan. The distribution provisions of this Section 6.05 are subject to the consent and form of distribution requirements of this Article VI. Notwithstanding anything to the contrary in the Plan, the provisions of this Section 6.05 are subject to the provisons of Section 10.08 of the Plan that requires a Participant to receive the value of any Employer Securities in cash due to restrictions in the Employer's charter or bylaws in accordance with Code Section 409(h)(2).

     (a)If the Participant separates from Service by reason of the attainment of Normal Retirement Age, death, or Disability, the Plan Administrator will direct the Trustee to commence distribution of the Eligible Portion not later than one year after the close of the Plan Year in which the applicable event occurs.

     (b)If the Participant separates from Service for any reason other than by reason of the attainment of Normal Retirement Age, death or Disability, the Plan Administrator will direct the Trustee to commence distribution of the Eligible Portion not later than one year after the close of the fifth Plan Year following the Plan Year in which the Participant incurs a Separation from Service. If the Participant resumes

                                                                           6.021
     employment with the Employer on or before the last day of the fifth Plan Year following the Plan Year of his/her Separation from Service, the mandatory distribution provisions of this Paragraph (b) do not apply.

     For purposes of this Section 6.05, Employer Securities do not include any Employer Securities acquired with the proceeds of an Exempt Loan until the close of the Plan Year in which the borrower repays the Exempt Loan in full.

     Period of Payment. The Plan Administrator will direct the Trustee to make distributions required under this Section 6.05 over a period not exceeding five years unless the Participant elects otherwise under the other distributions provisions of the Plan. If a Participant's Eligible Portion exceeds $500,000, the maximum payment period, subject to a contrary election by the Participant, is five years plus one additional year (but no more than five additional years) for each $100,000 (or fraction of $100,000) by which the Eligible Portion exceeds $500,000. The Plan Administrator will apply this Section 6.05 by adjusting the $500,000 and $100,000 limitations by the adjustment factor prescribed by the Secretary of the Treasury under Code (S)415(d). In no event will the distribution period exceed the period permitted under Section 6.03 of the Plan.

     6.06 DEFAULT ON A LOAN. If a Participant or a Beneficiary defaults on a loan made pursuant to a loan policy adopted by the Plan Administrator pursuant to Section 9.04[A], the loan default is a distributable event under the Plan. The Trustee, at the time of the loan default, will reduce the Participant's Vested Account Balance by the lesser of the amount in default (plus accrued interest) or the Plan's security interest in that Vested Account Balance.

     6.07 DISTRIBUTIONS UNDER QUALIFIED DOMESTIC RELATIONS ORDERS (QDRO). Nothing contained in this Plan prevents the Trustee, in accordance with the direction of the Plan Administrator, from complying with the provisions of a QDRO (as defined in Code (S)414(p)). This Plan specifically permits distribution to an alternate payee under a QDRO at any time, irrespective of whether the Participant has attained his/her earliest retirement age (as defined under Code
(S)414(p)) under the Plan. A distribution to an alternate payee prior to the Participant's attainment of earliest retirement age is available only if: (1) the QDRO specifies distribution at that time or permits an agreement between the Plan and the alternate payee to authorize an earlier distribution; and (2) if the present value of the alternate payee's benefits under the Plan exceeds $5,000, and the QDRO requires, the alternate payee consents to any distribution occurring prior to the Participant's attainment of earliest retirement age. Nothing in this Section 6.07 gives a Participant a right to receive distribution at a time otherwise not permitted under the Plan nor does it permit the alternate payee to receive a form of payment not otherwise permitted under the Plan.

     The Plan Administrator must establish reasonable procedures to determine the qualified status of a domestic relations order. Upon receiving a domestic relations order, the Plan Administrator promptly will notify the Participant and any alternate payee named in the order, in writing, of the receipt of the order and the Plan's procedures for determining the qualified status of the order. Within a reasonable period of time after receiving the domestic relations order, the Plan Administrator must determine the qualified status of the order and must notify the Participant and each alternate payee, in writing, of its determination. The Plan Administrator must provide notice under this paragraph by mailing to the individual's address specified in the domestic relations order, or in a manner consistent with Department of Labor regulations.

     If any portion of the Participant's Vested Account Balance is payable during the period the Plan Administrator is making its determination of the qualified status of the domestic relations order, the Plan Administrator must make a separate accounting of the amounts payable. If the Plan Administrator determines the order is a QDRO within 18 months of the date amounts first are payable following receipt of the domestic relations order, the Plan Administrator will direct the Trustee to distribute the payable amounts in accordance with the QDRO. If the Plan Administrator does not make its determination of the qualified status of the order within the 18-month determination period, the Plan Administrator will direct the Trustee to distribute the payable amounts in the manner the Plan would distribute if the order did not exist and will apply the order prospectively if the Plan Administrator later determines the order is a QDRO.

6.022

     To the extent it is not inconsistent with the provisions of the QDRO, the Plan Administrator may direct the Trustee to invest any partitioned amount in a segregated subaccount or separate account and to invest the account in Federally insured, interest-bearing savings account(s) or time deposit(s) (or a combination of both), or in other fixed income investments. A segregated subaccount remains a part of the Trust Fund, but it alone shares in any income it earns, and it alone bears any expense or loss it incurs. The Trustee will make any payments or distributions required under this Section 6.07 by separate benefit checks or other separate distribution to the alternate payee(s).

     6.08  DIRECT ROLLOVER OF ELIGIBLE ROLLOVER DISTRIBUTIONS.

(A) Participant Election. A Participant may elect, at the time and in the manner prescribed by the Plan Administrator, to have any portion of his/her eligible rollover distribution paid directly to an eligible retirement plan specified by the Participant in a direct rollover designation. For purposes of this Section 6.08, a Participant includes a Participant's surviving spouse and the Participant's spouse or former spouse who is an alternate payee under a QDRO.

(B) Rollover and Withholding Notice. At least 30 days and not more than 90 days prior to the Trustee's distribution of an eligible rollover distribution, the Plan Administrator must provide a written notice (including a summary notice as permitted under applicable Treasury regulations) explaining to the distributee the rollover option, the applicability of mandatory 20% federal withholding to any amount not directly rolled over, and the recipient's right to roll over within 60 days after the date of receipt of the distribution ("rollover notice"). If applicable, the rollover notice also must explain the availability of income averaging and the exclusion of net unrealized appreciation. A recipient of an eligible rollover distribution (whether he/she elects a direct rollover or elects to receive the distribution), also may elect to receive distribution at any administratively practicable time which is earlier than 30 days following receipt of the rollover notice.

(C) Default Rollover. The Plan Administrator, in the case of a Participant who does not respond timely to the notice described in Section 6.08(B), may make a direct rollover of the Participant's Account (as described in Revenue Ruling 2000-36 or in any successor guidance) in lieu of distributing the Participant's Account.

(D) Definitions. The following definitions apply to this Section 6.10:

     (1) Eligible rollover distribution. An eligible rollover distribution is any distribution of all or any portion of the balance to the credit of the Participant, except an eligible rollover distribution does not include: (a) any distribution which is one of a series of substantially equal periodic payments (not less frequently than annually) made for the life (or life expectancy) of the Participant or the joint lives (or joint life expectancies) of the Participant and the Participant's designated beneficiary, or for a specified period of ten years or more; (b) any Code (S)401(a)(9) required minimum distribution; (c) the portion of any distribution which is not includible in gross income (determined without regard to the exclusion of net unrealized appreciation with respect to employer securities); (d) any distribution which otherwise would be an eligible rollover distribution, but where the total distributions to the Participant during that calendar year are reasonably expected to be less than $200; and (e) any hardship distribution made after December 31, 1998 , from a Participant's Deferral Contributions Account.

     (2) Eligible retirement plan. An eligible retirement plan is an individual retirement account described in Code (S)408(a), an individual retirement annuity described in Code (S)408(b), an annuity plan described in Code (S)403(a), or a qualified trust described in Code (S)401(a), which accepts the Participant's or alternate payee's eligible rollover distribution. However, in the case of an eligible rollover distribution to the surviving spouse, an eligible retirement plan is either an individual retirement account or individual retirement annuity.

     (3) Direct rollover. A direct rollover is a payment by the Plan to the eligible retirement plan specified by the distributee.

                                                                           7.023

Interim ESOP Document - Plan

     6.09  TEFRA ELECTIONS. Notwithstanding the provisions of Sections 6.01,
6.02 and 6.03, if the Participant (or Beneficiary) signed a written distribution designation prior to January 1, 1984, the Plan Administrator must distribute the Participant's Vested Account Balance in accordance with that designation. This
Section 6.09 does not apply to a pre-1984 distribution designation, and the Plan Administrator will not comply with that designation, if any of the following applies: (1) the method of distribution would have disqualified the Plan under Code (S)401(a)(9) as in effect on December 31, 1983; (2) the Participant did not have an Account Balance as of December 31, 1983; (3) the distribution designation does not specify the timing and form of the distribution and the death Beneficiaries (in order of priority); (4) the substitution of a Beneficiary modifies the payment period of the distribution; or, (5) the Participant (or Beneficiary) modifies or revokes the distribution designation. In the event of a revocation, the Plan must distribute, no later than December 31 of the calendar year following the year of revocation, the amount which the Participant would have received under Section 6.02 if the distribution designation had not been in effect or, if the Beneficiary revokes the distribution designation, the amount which the Beneficiary would have received under Section 6.02 if the distribution designation had not been in effect. The Plan Administrator will apply this Section 6.09 to rollovers and transfers in accordance with Part J of the Code (S)401(a)(9) Treasury regulations.

                          * * * * * * * * * * * * * * *

                                   ARTICLE VII
                       EMPLOYER ADMINISTRATIVE PROVISIONS

     7.01 INFORMATION TO PLAN ADMINISTRATOR. The Employer must supply current information to the Plan Administrator as to the name, date of birth, date of employment, annual compensation, leaves of absence, Years of Service and date of Separation from Service of each Employee who is, or who will be eligible to become, a Participant under the Plan, together with any other information which the Plan Administrator considers necessary to fulfill its duties under the Plan. The Employer's records as to the current information the Employer furnishes to the Plan Administrator are conclusive as to all persons.

     7.02 NO LIABILITY. The Employer does not assume any obligation or any responsibility to any of its Employees, Participants or Beneficiaries for any act, or failure to act, on the part of the Plan Administrator (unless the Employer is the Plan Administrator), the Trustee, or the Custodian, if any.

     7.03 INDEMNITY OF CERTAIN FIDUCIARIES. The Employer indemnifies and saves harmless the Plan Administrator from and against any and all loss resulting from liability to which the Plan Administrator may be subjected by reason of any act or conduct (except willful misconduct or gross negligence) in its official capacities in the administration of this Trust or Plan or both, including all expenses reasonably incurred in its defense, in case the Employer fails to provide such defense. The indemnification provisions of this Section 7.03 do not relieve the Plan Administrator from any liability the Plan Administrator may have under ERISA for breach of a fiduciary duty. Furthermore, the Plan Administrator and the Employer may execute a written agreement further delineating the indemnification agreement of this Section 7.03, provided the written agreement is consistent with and does not violate ERISA. The indemnification provisions of this Section 7.03 extend to the Trustee (or to a Custodian, if any) solely to the extent provided by a written agreement executed by the Trustee (or Custodian) and the Employer.

     7.04 EMPLOYER DIRECTION OF INVESTMENT. The Employer directs the Trustee to accept written direction of investment with respect to the investment and re-investment of account balances attributable to salary deferral contributions and matching contribution and to the extent Section 8.06 is applicable, with respect to Employer Securities. The Trustee and the Employer may execute a letter agreement as a part of this Plan containing such conditions, limitations and other provisions they deem appropriate for the nondiscriminatory application of this Section 7.04 and Sections 8.06, 9.08 and 14.12.

     7.05 EVIDENCE. Anyone required to give evidence under the terms of the Plan may do so by certificate, affidavit, document or other information which the person to act in reliance may consider pertinent, reliable and genuine, and to have been signed, made or presented by the proper party or parties. The Plan

7.024

Administrator and the Trustee are protected fully in acting and relying upon any evidence described under the immediately preceding sentence.

     7.06 NO RESPONSIBILITY FOR EMPLOYER ACTION. Neither the Trustee nor the Plan Administrator has any obligation or responsibility with respect to any action required by the Plan to be taken by the Employer, any Participant or eligible Employee, or for the failure of any of the above persons to act or make any payment or contribution, or to otherwise provide any benefit contemplated under this Plan. Furthermore, the Plan does not require the Trustee or the Plan Administrator to collect any contribution required under the Plan, or to determine the correctness of the amount of any Employer contribution. Neither the Trustee nor the Plan Administrator need inquire into or be responsible for any action or failure to act on the part of the other, or on the part of any other person who has any responsibility regarding the management, administration or operation of the Plan, whether by the express terms of the Plan or by a separate agreement authorized by the Plan or by the applicable provisions of ERISA. Any action required of a corporate Employer must be by its Board of Directors or its designate.

     7.07 FIDUCIARIES NOT INSURERS. The Trustee, the Plan Administrator and the Employer in no way guarantee the Trust Fund from loss or depreciation. The Employer does not guarantee the payment of any money which may be or becomes due to any person from the Trust Fund. The liability of the Plan Administrator and the Trustee to make any payment from the Trust Fund at any time and all times is limited to the then available assets of the Trust.

                                                                           7.025

     7.08 NOTICE/ WAIVER/ELECTRONIC CONSENT. All notices under the Plan and all Participant or Beneficiary designations, elections, consents or waivers must be in writing and made in a form the Plan Administrator specifies or otherwise approves. Any person entitled to notice under the Plan may waive the notice, unless the Code or Treasury regulations prescribe the notice or ERISA specifically or impliedly prohibits such a waiver. To the extent permitted by Treasury regulation, any person entitled to waive a notice under the Plan, to execute any document or to consent to the Trustee's making a distribution may electronically make the appropriate waiver, consent or other action.

     7.09 SUCCESSORS. The Plan is binding upon all persons entitled to benefits under the Plan, their respective heirs and legal representatives, upon the Employer, its successors and assigns, and upon the Trustee, the Plan Administrator and their successors.

     7.10 WORD USAGE. Words used in the masculine also apply to the feminine where applicable, and wherever the context of the Plan dictates, the plural includes the singular and the singular includes the plural. Titles of Plan sections are for reference only.

     7.11 STATE LAW. Florida law determines all questions arising with respect to the provisions of the Plan, except to the extent superseded by Federal law.

     7.12 EMPLOYMENT NOT GUARANTEED. Nothing contained in this Plan, or with respect to the establishment of the Trust, or any modification or any amendment to the Plan or Trust, or in the creation of any Account, or with respect to the payment of any benefit, gives any Employee, Employee-Participant or any Beneficiary any right to continue employment, any legal or equitable right against the Employer, or any Employee of the Employer, or against the Trustee or its agents or employees, or against the Plan Administrator, except as expressly provided by the Plan, the Trust, ERISA or by a separate agreement.

     7.13 DOLLAR AMOUNT. For Plan Years beginning before August 6, 1997, the $5,000 dollar amount will read $3,500 wherever the $5,000 dollar amount appears in Article VI and in Article XIII.

                          * * * * * * * * * * * * * * *

                                  ARTICLE VIII
                      PARTICIPANT ADMINISTRATIVE PROVISIONS

     8.01 BENEFICIARY DESIGNATION. A Participant from time to time may designate, in writing, any person or persons, contingently or successively, to whom the Trustee will pay his/her Vested Account Balance (including any life insurance proceeds payable to the Participant's Account) in the event of his/her death and the Participant may designate the form and method of payment. The Plan Administrator will prescribe the form for the written designation of Beneficiary and, upon the Participant's filing the form with the Plan Administrator, the form effectively revokes all designations filed prior to that date by the same Participant. A divorce decree, or a decree of legal separation, revokes the Participant's designation, if any, of his/her spouse as his/her Beneficiary under the Plan unless the decree or a QDRO provides otherwise.

     A married Participant's Beneficiary designation is not valid unless the Participant's spouse consents, in writing, to the Beneficiary designation. The spouse's consent must acknowledge the effect of that consent. The spousal consent requirements of this paragraph do not apply if: (1) the Participant and his/her spouse are not married throughout the one year period ending on the date of the Participant's death; (2) the Participant's spouse is the Participant's sole primary beneficiary; (3) the Plan Administrator is not able to locate the Participant's spouse; (4) the Participant is legally separated or has been abandoned (within the meaning of State law) and the Participant has a court order to that effect; or (5) other circumstances exist under which the Secretary of the Treasury waives the consent requirement. If the Participant's spouse is legally incompetent to give consent, the spouse's legal guardian (even if the guardian is the Participant) may give consent required under this Section 8.01.

     8.02 NO BENEFICIARY DESIGNATION/ DEATH OF BENEFICIARY. If a Participant fails to name a Beneficiary in accordance with Section 8.01, or if the Beneficiary named by a Participant predeceases him/her, then the Trustee will pay the Participant's Vested Account Balance in accordance with Section 6.03 in the following order of priority to:

     (a) The Participant's surviving spouse;

     (b) The Participant's children, including adopted children, per stripes;

     (c) The Participant's surviving parents, in equal shares; and if none to

     (d) The Participant's estate.

     If the Beneficiary survives the Participant, but dies prior to distribution of the Participant's entire Vested Account Balance, the Trustee will pay the remaining Vested Account Balance to the Beneficiary's estate unless the Participant's Beneficiary designation provides otherwise. The Plan Administrator will direct the Trustee as to the method and to whom the Trustee will make payment under this Section 8.02.

     8.03 ASSIGNMENT OR ALIENATION. Subject to Code (S)414(p) to relating QDROs and to Code (S)401(a)(13) relating to certain judgments and settlements, neither a Participant nor a Beneficiary may anticipate, assign or alienate (either at law or in equity) any benefit provided under the Plan, and the Trustee will not recognize any such anticipation, assignment or alienation. Furthermore, except as provided by Code (S)401(a)(13), a benefit under the Plan is not subject to attachment, garnishment, levy, execution or other legal or equitable process.

     8.04 INFORMATION AVAILABLE. Any Participant or any Beneficiary may examine copies of the Plan description, latest annual report, any bargaining agreement, this Plan and Trust, contract or any other instrument under which the Employer established the Plan or under which the Plan operates. The Plan Administrator will maintain all of the items listed in this Section 8.04 in its office, or in such other place or places as it may designate from time to time in order to comply with the regulations issued under ERISA, for examination during reasonable business hours. Upon the written request of a Participant or of a Beneficiary the Plan Administrator will furnish him/her with a copy of any item listed in this Section 8.04. The Plan Administrator may make a reasonable charge to the requesting person for the copy so furnished.

                                                                           8.027

Interim ESOP Document - Plan

     8.05 CLAIMS PROCEDURE FOR DENIAL OF BENEFITS. A Participant or a Beneficiary ("Claimant") may file with the Plan Administrator a written claim for benefits, if the Participant or the Beneficiary disputes the Plan Administrator's determination regarding the Participant's or Beneficiary's Plan benefit. However, the Plan will distribute only such Plan benefits to Participants or Beneficiaries as the Plan Administrator in its discretion determines a Participant or Beneficiary is entitled to. The Plan Administrator will maintain a separate written document as part of (or which accompanies) the Plan's summary plan description explaining the Plan's claims procedure. This
Section 8.05 specifically incorporates the written claims procedure as from time to time published by the Plan Administrator as a part of the Plan. If the Plan Administrator pursuant to the Plan's written claims procedure makes a final written determination denying a Participant's or Beneficiary's benefit claim, the Participant or Beneficiary to preserve the claim must file an action with respect to the denied claim not later than 180 days following the date of the Plan Administrator's final determination.

     8.06 PARTICIPANT DIRECTION OF INVESTMENT. A Participant has the right to direct the Trustee with respect to the investment or re-investment of the assets comprising the Participant's individual Account, except with respect to Employer Securities other than Employer Securities subject to the Qualified Participants rules noted below. Each Qualified Participant may direct the Trustee as to the investment of 25% of the value of the Participant's Account Balance attributable to Employer Securities (the "Eligible Account Balance") within 90 days after the Accounting Date of each Plan Year (to the extent a direction amount exceeds the amount to which a prior direction under this Section 8.06 applies) during the Participant's Qualified Election Period. For the last Plan Year in the Participant's Qualified Election Period, the Trustee will substitute "50%" for "25%" in the immediately preceding sentence. The Qualified Participant must make his/her direction to the Trustee in writing. The Trustee must implement the direction no later than 180 days after the close of the Plan Year to which the direction applies, and the direction must specify which, if any, of the investment options the Participant selects.

     A Qualified Participant may choose one of the following investment options:

     (a) The distribution of the portion of his/her Eligible Account Balance covered by the election. The Trustee will make the distribution within 90 days after the last day of the period during which the Qualified Participant may make the election. The provisions of this Plan applicable to a distribution of Employer Securities, including the put option requirements of Article XI, apply to this investment option.

     (b) The direct transfer of the portion of his/her Eligible Account Balance covered by the election to another qualified plan of the Employer which accepts such transfers, but only if the transferee plan permits employee-directed investment and does not invest in Employer Securities to a substantial degree. The Trustee will make the direct transfer no later than 90 days after the last day of the period during which the Qualified Participant may make the election.

     For purposes of this Section 8.06, the following definitions apply:

         (i) "Qualified Participant" means a Participant who has attained age 55 and who has completed at least 10 years of participation in the Plan. A "year of participation" means a Plan Year in which the Participant was eligible for an allocation of Employer contributions, irrespective of whether the Employer actually contributed to the Plan for that Plan Year.

         (ii) "Qualified Election Period" means the six-Plan-Year period beginning with the Plan Year in which the Participant first becomes a Qualified Participant.

     A Participant's right under this Section 8.06 to direct the investment of his Account applies to all Employer Securities acquired by the Plan after December 31, 1986.

                          * * * * * * * * * * * * * * *

9.028

                                   ARTICLE IX
                               PLAN ADMINISTRATOR

     9.01 COMPENSATION AND EXPENSES. The Plan Administrator (and any individuals serving as Plan Administrator) will serve without compensation for services as such, but the Employer will pay all expenses of the Plan Administrator, except to the extent the Trustee properly pays for such expenses, pursuant to Article X.

     9.02 RESIGNATION AND REMOVAL. If the Employer appoints one or more persons to serve as Plan Administrator, such person(s) shall serve until they resign by written notice to the Employer or until the Employer removes them by written notice. In case of a vacancy in the position of Plan Administrator, the Employer will exercise any and all of the powers, authority, duties and discretion conferred upon the Plan Administrator pending the filling of the vacancy.

     9.03 GENERAL. The Plan Administrator, in addition to its other powers and duties stated in this Plan document, has the following powers and duties:

     (a) To determine the rights of eligibility of an Employee to participate in the Plan, factual questions that arise in the course of administering the Plan, the value of a Participant's Account Balance and the Vested percentage of each Participant's Account Balance;

     (b) To adopt rules of procedure and regulations necessary for the proper and efficient administration of the Plan, provided the rules are not inconsistent with the terms of the Plan;

     (c) To construe and enforce the terms of the Plan and the rules and regulations it adopts, including interpretation of the Plan document and any document related to the operation of the Plan;

     (d) To direct the Trustee as respects the crediting and distribution of the Trust Fund;

     (e) To review and render decisions respecting a claim for (or denial of a claim for) a benefit under the Plan;

     (f) To furnish the Employer with information which the Employer may require for tax or other purposes;

     (g) To engage the service of agents whom it may deem advisable to assist it with the performance of its duties;

     (h) To engage the services of an Investment Manager or Managers (as defined in ERISA (S)3(38)), each of whom will have full power and authority to manage, acquire or dispose (or direct the Trustee with respect to acquisition or disposition) of any Plan asset under its control;

     (i) To establish, in its sole discretion, a nondiscriminatory policy (see
     Section 9.04(A)) which the Trustee must observe in making loans, if any, to Participants and to Beneficiaries; and

     (j) To make any other determinations the Plan Administrator believes are necessary and advisable for the administration of the Plan.

The Plan Administrator must exercise all of its powers, duties and discretion under the Plan in a uniform and nondiscriminatory manner. Any determination made by the Plan Administrator is final and binding upon any affected person.

     9.04 PLAN LOANS. The Plan Administrator may, in its sole discretion, in accordance with Section 10.03(C) establish, amend or terminate from time to time, a nondiscriminatory policy which the Trustee must observe in making Plan loans, if any, to Participants and to Beneficiaries. If the Plan Administrator adopts a loan policy, the loan policy must be a written document and must include: (1) the identity of the person or positions authorized to administer the participant loan program; (2) the procedure for applying for a loan; (3)

                                                                           9.029
the criteria for approving or denying a loan; (4) the limitations, if any, on the types and amounts of loans available; (5) the procedure for determining a reasonable rate of interest; (6) the types of collateral which may secure the loan; and (7) the events constituting default and the steps the Plan will take to preserve Plan assets in the event of default. A loan policy the Plan Administrator adopts under this Section 9.04 is part of the Plan, except that the Plan Administrator may amend or terminate the policy without regard to
Section 13.02.

     9.05 FUNDING POLICY. The Plan Administrator will review, not less often than annually, all pertinent Employee information and Plan data in order to establish the funding policy of the Plan and to determine the appropriate methods of carrying out the Plan's objectives. The Plan Administrator must communicate periodically, as it deems appropriate, to the Trustee and to any Plan Investment Manager the Plan's short-term and long-term financial needs for the coordination of the Plan's investment policy with Plan financial requirements.

     9.06 INDIVIDUAL ACCOUNTS. The Plan Administrator will maintain, or direct the Trustee to maintain, a separate Account, or multiple Accounts, in the name of each Participant to reflect the Participant's Account Balance under the Plan. The Plan Administrator must maintain one Account designated as the Employer Securities Account to reflect a Participant's interest in Employer Securities held in the Trust Fund and must maintain sufficient additional Accounts properly designated, including but not limited to Salary Deferral Account, Matching Contributions Account and Loan Account, to reflect the Participant's interest in the Trust Fund attributable to assets other than Employer Securities. If a Participant re-enters the Plan subsequent to his/her having a Forfeiture Break in Service, the Plan Administrator, or the Trustee, must maintain a separate Account for the Participant's pre-Forfeiture Break in Service Account Balance and a separate Account for his/her post-Forfeiture Break in Service Account Balance, unless the Participant's entire Account Balance under the Plan is 100% Vested.

     The Plan Administrator will make its allocations, or request the Trustee to make its allocations, to the Accounts of the Participants in accordance with the provisions of Section 9.08. The Plan Administrator may direct the Trustee to maintain a temporary segregated investment Account in the name of a Participant to prevent a distortion of income, gain or loss allocations under Section 9.08. The Plan Administrator must maintain records of its activities.

     9.07 VALUE OF PARTICIPANT'S ACCOUNT BALANCE. The value of each Participant's Account Balance consists of the total of each account that is maintained for the Participant and the proportion share of the net worth (at fair market value) of the Employer Securities Account which the net credit balance in his/her Account bears to the total net credit balance in the Accounts of all Participants. For purposes of a distribution under the Plan, the value of a Participant's Account Balance attributable to his/her Accounts is its value as of the valuation date immediately preceding the date of the distribution.

     9.08 ALLOCATION AND DISTRIBUTION OF NET INCOME GAIN OR LOSS. A "valuation date" under the Plan is each Accounting Date and each interim valuation date determined under Section 10.15. As of each valuation date, the Plan Administrator must adjust each Account to reflect net income, gain or loss since the last valuation date. The valuation period is the period beginning on the day after the last valuation date and ending on the current valuation date.

9.030

[A] Employer Securities Account. As of the Accounting Date of each Plan Year, the Plan Administrator first will reduce Employer Securities Accounts for any forfeitures arising under Section 5.09 and then will credit the Employer Securities Account maintained for each Participant with the Participant's allocable share of Employer Securities (including fractional shares) purchased and paid for by the Trust Fund or contributed in kind to the Trust, with any forfeitures of Employer Securities and with any stock dividends on Employer Securities allocated to his/her Employer Securities Account. The Plan Administrator will allocate Employer Securities acquired with an Exempt Loan under Section 10.03[B] in accordance with that Section, subject however, to the provisions of Paragraph [C] of this Section 9.08. Except as otherwise specifically provided in Section 10.03[B], the Plan Administrator will base allocations to the Participants' Accounts on dollar values expressed as shares of Employer Securities or on the basis of units representing shares where there is a single class of Employer Securities. In making a forfeiture reduction under this Section 9.08, the Plan Administrator, to the extent possible, first must forfeit from a Participant's General Investments Account before making a forfeiture from his/her Employer Securities Account.

[B] General Investments Account. The allocation provisions of this Paragraph [B] apply to all Participant General Investments Accounts other than segregated investment Accounts. The Plan Administrator first will adjust the Participant General Investments Accounts, as those Accounts stood at the beginning of the current valuation period, by reducing the Accounts for any forfeitures arising under the Plan, for amounts charged during the valuation period to the Accounts in accordance with Section 9.10 (relating to distributions) and for the amount of any General Investments Account which the Trustee has fully distributed since the immediately preceding valuation date. The Plan Administrator then, subject to the restoration allocation requirements of Section 9.11, will allocate the net income, gain or loss pro rata to the adjusted Participant General Investments Accounts. The allocable net income, gain or loss is the net income (or net loss), including the increase or decrease in the fair market value of assets, since the last valuation date. In making its allocations under this
Section 9.08[B], the Plan Administrator will exclude Employer Securities and interest paid by the Trust Fund on an Exempt Loan.

[C] Dividends on Employer Securities. The Plan Administrator will allocate any cash dividends the Employer pays with respect to Employer Securities to the General Investments Accounts of Participants in the same ratio, determined on the dividend declaration date, that Employer Securities allocated to a Participant's Employer Securities Account bear to the Employer Securities allocated to all Employer Securities Accounts. The Plan Administrator will not allocate to the General Investments Accounts any cash dividends the Employer directs the Trustee to apply to the payment of an Exempt Loan nor any cash dividends the Plan Administrator directs the Trustee to distribute in accordance with Section 10.08. If the Employer directs the Trustee to apply cash dividends on Employer Securities to the payment of an Exempt Loan, the Plan Administrator first will allocate the released Employer Securities to the Participants' Employer Securities Accounts in the same ratio, determined on the dividend declaration date, that Employer Securities allocated to a Participant's Employer Securities Account bear to the Employer Securities allocated to all Employer Securities Accounts. This first allocation of released Employer Securities must equal the greater of: (1) the shares of released Employer Securities equal to the fair market value of the cash dividends attributable to the allocated Employer Securities; or (2) the number of shares of all released Employer Securities attributable to the cash dividends on allocated Employer Securities. If any released Employer Securities remain unallocated after the first allocation, the Plan Administrator will allocate these remaining released Employer Securities under Section 3.02 as if the Employer has made an Employer contribution equal to the amount of the cash dividend attributable to the unallocated Employer Securities.

[D] Segregated Investment Accounts. A segregated investment Account receives all income it earns and bears all expense or loss it incurs. The Plan Administrator will adopt uniform and nondiscriminatory procedures for determining income or loss of a segregated investment Account in a manner which reasonably reflects investment directions relating to pooled investments and investment directions occurring during a valuation period. As of the valuation date, the Plan Administrator must reduce a segregated Account for any forfeiture arising under
Section 5.09 after the Plan Administrator has made all other allocations, changes or adjustments to the Account for the Plan Year.

[E] Additional rules. An Excess Amount or suspense account described in Part 2 of Article III does not share in the allocation of net income, gain or loss described in this Section 9.08. If a portion of this Plan is a 401(k) arrangement, the following alternate valuation provisions apply the Individual (directed) Investment Account

                                                                          10.031
method with respect to salary deferral and matching contributions accounts, but not with respect to Employer Securities. An Individual (directed) Investment Account is an account that is subject to Participant or Beneficiary self-direction pursuant to Section 8.06. An Individual Investment Account receives all income it earns and bears all expenses or losses it incurs. As of each valuation date, the Employer must reduce an Individual Investment Account for any forfeiture arising from Section 5.09 after the Employer has made all other allocations, changes or adjustments to the Account for the valuation period. This Section 9.08 applies solely to the allocation of net income, gain or loss of the Trust Fund. The Plan Administrator will allocate the Employer contributions and Participant forfeitures, if any, in accordance with Article
III. For this purpose, the Plan Administrator will allocate any gain or net income with respect to an Employer contribution made during the Plan Year, but before the Accounting Date to which the contribution relates, as part of the Employer contribution for that Plan Year.

[F] Allocation Restriction. To the extent a shareholder sells Employer Securities to the Trust and elects (with the consent of the Employer) nonrecognition of gain under Code (S)1042, the Plan Administrator will not, directly or indirectly, allocate under the Plan (or under any qualified plan of the Employer), during the nonallocation period any portion of the purchased Employer Securities to:

     (1)  the selling shareholder,

     (2) the selling shareholder's spouse, brothers or sisters (whether by the whole or half blood), ancestors or lineal descendants; or

     (3) any shareholder owning (as determined under Code (S)318(a)) more than 25% in value or 25% of the outstanding shares of any class of stock of the corporation which issues the Employer Securities or of a corporation which is a Related Employer.

     For purposes of this Section 9.08[F], the term "shareholder" includes the shareholder's executor and the term "purchased Employer Securities" includes any dividends or other income attributable to the purchased Employer Securities and any amounts allocated in lieu of the purchased Employer Securities. The allocation restrictions of this Section 9.08[F] apply to a lineal descendant of a selling shareholder only to the extent the allocation of the purchased Employer Securities otherwise allocable during the nonallocation period to all such lineal descendants would exceed, in the aggregate, 5% of the total purchased Employer Securities unless any lineal descendant is, directly or indirectly, a more than 25% shareholder. The "nonallocation" period begins on the date of the sale of Employer Securities and ends on the later of: (1) 10 years after the sale date or (2) the date the Plan makes the final allocation of Leveraged Employer Securities resulting from the final payment of the Exempt Loan.

     9.09 INDIVIDUAL STATEMENT. As soon as practicable after the Accounting Date of each Plan Year, but within the time prescribed by ERISA and the regulations under ERISA, the Plan Administrator will deliver to each Participant (and to each Beneficiary) a statement reflecting the condition of his/her Account Balance in the Trust as of that date and such other information ERISA requires be furnished the Participant or the Beneficiary. No Participant, except the Plan Administrator, has the right to inspect the records reflecting the Account of any other Participant.

     9.10 ACCOUNT CHARGED. The Plan Administrator will charge a Participant's Account for all distributions made from that Account to the Participant, to his/her Beneficiary or to an alternate payee, including a disbursement payment for a Participant loan. The Plan Administrator also will charge a Participant's Account for any reasonable administrative expenses incurred by the Plan directly related to that Account.

9.11 LOST PARTICIPANTS. If the Plan Administrator is unable to locate any Participant or Beneficiary whose Account becomes distributable under Article VI or under Section 13.06 (a "lost Participant"), the Plan Administrator will apply the provisions of this Section 9.11.

(A) Attempt to Locate. The Plan Administrator will use one or more of the following methods to attempt to locate a lost Participant: (1) provide a distribution notice to the lost Participant at his/her last known address by certified or registered mail; (2) use of the IRS letter forwarding program under Rev. Proc. 94-22; (3) use of a

10.032
commercial locator service, the internet or other general search method; or (4) use of the Social Security Administration search program.

(B) Failure to Locate. If a lost Participant remains unlocated for 6 months following the date of the Plan Administrator first attempts to locate the lost Participant using one or more of the methods described in Section 9.11(A), the Plan Administrator may forfeit the lost Participant's Account. If the Plan Administrator will forfeit the lost Participant's Account, the forfeiture occurs at the end of the above-described 6 month period and the Plan Administrator will allocate the forfeiture in accordance with Section 3.03. If a lost Participant whose Account was forfeited thereafter at any time but before the Plan has been terminated makes a claim for his/her forfeited Account, the Plan Administrator will restore the forfeited Account to the same dollar amount as the amount forfeited, unadjusted for net income, gains or losses occurring subsequent to the forfeiture. The Plan Administrator will make the restoration in the Plan Year in which the lost Participant makes the claim, first from the amount, if any, of Participant forfeitures the Plan Administrator otherwise would allocate for the Plan Year, then from the amount, if any, of Trust net income or gain for the Plan Year and last from the amount or additional amount the Employer contributes to the Plan for the Plan Year. The Plan Administrator will distribute the restored Account to the lost Participant not later than 60 days after the close of the Plan Year in which the Plan Administrator restores the forfeited Account. [The Plan Administrator under this Section 9.11(B) will forfeit the entire Account of the lost Participant, including deferral contributions and Participant contributions.

(C) Nonexclusivity and Uniformity. The provisions of Section 9.11 are intended to provide permissible but not exclusive means for the Plan Administrator to administer the Accounts of lost Participants. The Plan Administrator may utilize any other reasonable method to locate lost Participants and to administer the Accounts of lost Participants, including the default rollover under Section 6.08(C) and such other methods as the Revenue Service or the U.S. Department of Labor ("DOL") may in the future specify. The Plan Administrator will apply
Section 9.11 in a reasonable, uniform and nondiscriminatory manner, but may in determining a specific course of action as to a particular Account, reasonably take into account differing circumstances such as the amount of a lost Participant's Account, the expense in attempting to locate a lost Participant, the Plan Administrator's ability to establish and the expense of establishing a rollover IRA, and other factors. The Plan Administrator may charge to the Account of a lost Participant the reasonable expenses incurred under this
Section 9.11 and which are associated with the lost Participant's Account.

     9.12 PLAN CORRECTION. The Plan Administrator in conjunction with the Employer may undertake such correction of Plan errors as the Plan Administrator deems necessary, including correction to preserve tax qualification of the Plan under Code (S)401(a) or to correct a fiduciary breach under ERISA. Without limiting the Plan Administrator's authority under the prior sentence, the Plan Administrator, as it determines to be reasonable and appropriate, may undertake correction of Plan document, operational, demographic and employer eligibility failures under a method described in the Plan or under the Employee Plans Compliance Resolution System ("EPCRS") or any successor program to EPCRS. The Plan Administrator, as it determines to be reasonable and appropriate, also may undertake or assist the appropriate fiduciary or plan official in undertaking correction of a fiduciary breach, including correction under the Voluntary Fiduciary Correction Program ("VFC") or any successor program to VFC. If the Plan includes a 401(k) arrangement, the Plan Administrator to correct an operational error may require the Trustee to distribute from the Plan elective deferrals or vested matching contributions, including earnings, where such amounts result from an operational error other than a failure of Code (S)415, Code (S)402(g), a failure of the ADP or ACP tests, or a failure of the multiple use limitation.

     9.13 NO RESPONSIBILITY FOR OTHERS. Except as required under ERISA, the Plan Administrator has no responsibility or obligation under the Plan to Participants or Beneficiaries for any act (unless the Plan Administrator also serves in such capacities) required of the Employer, the Trustee or of any other service provider to the Plan. The Plan Administrator is not responsible to collect any required plan contribution or to determine the correctness or deductibility or any Employer contribution. The Plan Administrator in administering the Plan is entitled to, but is not required to rely upon, information which a Participant, Beneficiary, Trustee, the Employer, a Plan service provider or representatives thereof provide to the Plan Administrator.

                                                                          10.033

                          * * * * * * * * * * * * * * *

                                    ARTICLE X
                            TRUSTEE POWERS AND DUTIES

    10.01 ACCEPTANCE. The Trustee accepts the Trust created under the Plan and agrees to perform the obligations imposed. The Trustee must provide bond for the faithful performance of its duties under the Trust to the extent required by ERISA.

    10.02 RECEIPT OF CONTRIBUTIONS. The Trustee is accountable to the Employer for the funds contributed to it by the Employer, but does not have any duty to see that the contributions received comply with the provisions of the Plan. The Trustee is not obliged to collect any contributions from the Employer, nor is the Trustee obliged to see that funds deposited with it are deposited according to the provisions of the Plan.

    10.03  FULL INVESTMENT POWERS.

[A] Trustee Powers. The Trustee has full discretion and authority with regard to the investment of the Trust Fund, except with respect to a Plan asset under the control or direction of a properly appointed Investment Manager or with respect to a Plan asset subject to Employer or Participant direction of investment. The Trustee must coordinate its investment policy with Plan financial needs as communicated to it by the Plan Administrator. The Trustee is authorized and empowered, but not by way of limitation, with the following powers, rights and duties:

    (a) To invest the Trust Fund primarily in Employer Securities ("primarily" meaning the authority to acquire and to hold up to 100% of the Trust Fund in Employer Securities) and to invest any part or all of the Trust Fund in any common or preferred stocks, open-end or closed-end mutual funds, put and call options traded on a national exchange, United States retirement plan bonds, corporate bonds, debentures, convertible debentures, commercial paper, U.S. Treasury bills, U.S. Treasury notes and other direct or indirect obligations of the United States Government or its agencies, improved or unimproved real estate situated in the United States, limited partnerships, insurance contracts of any type, mortgages, notes or other property of any kind, real or personal, to buy or sell options on common stock on a nationally recognized exchange with or without holding the underlying common stock, to open and to maintain margin accounts, to engage in short sales, to buy and sell commodities, commodity options and contracts for the future delivery of commodities, and to make any other investments the Trustee deems appropriate, as a prudent person would do under like circumstances with due regard for the purposes of this Plan. Any investment made or retained by the Trustee in good faith is proper but must be of a kind (with the exception of Employer Securities) constituting a diversification considered by law suitable for trust investments.

    (b) To retain in cash so much of the Trust Fund as it may deem advisable to satisfy liquidity needs of the Plan and to deposit any cash held in the Trust Fund in a bank account at reasonable interest.

    (c) To invest, if the Trustee is a bank or similar financial institution supervised by the United States or by a State, in any type of deposit of the Trustee (or of a bank related to the Trustee within the meaning of Code
    (S)414(b)) at a reasonable rate of interest or in a common trust fund (the provisions of which govern the investment of such assets and which the Plan incorporates by this reference) as described in Code (S)584 which the Trustee (or its affiliate, as defined in Code (S)1504) maintains exclusively for the collective investment of money contributed by the bank (or the affiliate) in its capacity as trustee and which conforms to the rules of the Comptroller of the Currency.

    (d) To manage, sell, contract to sell, grant options to purchase, convey, exchange, transfer, abandon, improve, repair, insure, lease for any term even though commencing in the future or extending beyond the term of the Trust, and otherwise deal with all property, real or personal, in such manner, for such considerations and on such terms and conditions as the Trustee decides.

    (e) To credit and distribute the Trust Fund as directed by the Plan Administrator. The Trustee is not obliged to inquire as to whether any payee or distributee is entitled to any payment nor whether the distribution is proper or within the terms of the Plan, or as to the manner of making any payment or

10.034
    distribution. The Trustee is accountable only to the Plan Administrator for any payment or distribution made by it in good faith on the order or direction of the Plan Administrator.

    (f) To borrow money, to assume indebtedness, extend mortgages and encumber by mortgage or pledge.

    (g) To compromise, contest, arbitrate or abandon claims and demands, in its discretion.

    (h) To have with respect to the Trust all of the rights of an individual owner, including the power to give proxies, to participate in any voting trusts, mergers, consolidations or liquidations, and to exercise or to sell stock subscriptions or conversion rights.

    (i) To lease for oil, gas and other mineral purposes and to create mineral severances by grant or reservation; to pool or unitize interests in oil, gas and other minerals; and to enter into operating agreements and to execute division and transfer orders.

    (j) To hold any securities or other property in the name of the Trustee or its nominee, with depositories or agent depositories or in another form as it may deem best, with or without disclosing the trust relationship.

    (k) To perform any and all other acts in its judgment necessary or appropriate for the proper and advantageous management, investment and distribution of the Trust.

    (l) To retain any funds or property subject to any dispute without liability for the payment of interest, and to decline to make payment or delivery of the funds or property until a court of competent jurisdiction makes final adjudication.

    (m) To file all information and tax returns required of the Trustee.

    (n) To furnish to the Employer and to the Plan Administrator an annual statement of account showing the condition of the Trust Fund and all investments, receipts, disbursements and other transactions effected by the Trustee during the Plan Year covered by the statement and also stating the assets of the Trust held at the end of the Plan Year, which accounts are conclusive on all persons, including the Employer and the Plan Administrator, except as to any act or transaction concerning which the Employer or the Plan Administrator files with the Trustee written exceptions or objections within 90 days after the receipt of the accounts or for which ERISA authorizes a longer period within which to object.

    (o) To begin, maintain or defend any litigation necessary in connection with the administration of the Plan, except the Trustee is not obliged nor required to do so unless indemnified to its satisfaction.

    The Trustee will allocate any insurance proceeds received from the purchase of insurance contracts under Paragraph (a) to Participants' Accounts in the same manner as the allocation under Section 3.02 of the Employer contribution for the Plan Year in which the death of the insured Participant occurs.

[B] Exempt Loan. This Section 10.03[B] specifically authorizes the Trustee to enter into an Exempt Loan transaction. The following terms and conditions will apply to any Exempt Loan:

        (1) The Trustee will use the proceeds of the loan, within a reasonable time after receipt, only for any or all of the following purposes: (i) to acquire Employer Securities, (ii) to repay such loan, or (iii) to repay a prior Exempt Loan. Except as provided under Article XI, an Employer Security acquired with the proceeds of an Exempt Loan may not be subject to a put, call or other option, or buy-sell or similar arrangement while held by and when distributed from this Plan, whether or not this Plan is then an employee stock ownership plan.

        (2) The interest rate of the Exempt Loan may not be more than a reasonable rate of interest.

        (3) Any collateral the Trustee pledges to the creditor must consist only of the assets purchased by the borrowed funds and those assets the Trust used as collateral on the prior Exempt Loan repaid with the proceeds of the current Exempt Loan.

                                                                          10.035

        (4) The creditor may not have any recourse against the Trust under the Exempt Loan except with respect to such collateral given for the Exempt Loan, contributions (other than contributions of Employer Securities) the Employer makes to the Trust to meet its obligations under the Exempt Loan, and earnings attributable to such collateral and the investment of such contributions. The payment made with respect to an Exempt Loan by the Plan during a Plan Year must not exceed an amount equal to the sum of such contributions and earnings received during or prior to the Plan Year less such payments in prior Plan Years. The Plan Administrator and the Trustee must account separately for such contributions and earnings in the books of account of the Plan until the Trust repays the Exempt Loan.

        (5) In the event of default upon the loan, the value of Plan assets transferred in satisfaction of the Exempt Loan must not exceed the amount of the default, and if the lender is a Disqualified Person, the Exempt Loan must provide for transfer of Plan assets upon default only upon and to the extent of the failure of the Plan to meet the payment schedule of the Exempt Loan.

        (6) The Trustee must add and maintain all assets acquired with the proceeds of an Exempt Loan in a suspense Account. In withdrawing assets from the suspense Account, the Trustee will apply the provisions of Treas. Reg. (S)(S)54.4975-7(b)(8) and (15) as if all Employer Securities in the suspense Account were encumbered. Upon the payment of any portion of the loan, the Trustee will effect the release of assets in the suspense Account from encumbrances. For each Plan Year during the duration of the Exempt Loan, the number of Employer Securities released must equal the number of encumbered Employer Securities held immediately before release for the current Plan Year multiplied by a fraction. The numerator of the fraction is the amount of principal and interest paid for the Plan Year. The denominator of the fraction is the sum of the numerator plus the principal and interest to be paid for all future Plan Years. The number of future Plan Years under the loan must be definitely ascertainable and must be determined without taking into account any possible extension or renewal periods. If the interest rate under the Exempt Loan is variable, the Trustee must compute the interest to be paid in future Plan Years by using the interest rate applicable as of the end of the Plan Year. If collateral includes more than one class of Employer Securities, the Trustee must determine the number of Employer Securities of each class to be released for a Plan Year by applying the same fraction to each such class. The Plan Administrator will allocate assets withdrawn from the suspense Account to the Accounts of Participants who otherwise share in the allocation of the Employer's contribution for the Plan Year for which the Trustee has paid the portion of the Exempt Loan resulting in the release of the assets. The Plan Administrator consistently will make this allocation as of each Accounting Date on the basis of non-monetary units, taking into account the relative Compensation of all such Participants for such Plan Year.

        (7) The loan must be for a specific term and may not be payable at the demand of any person except in the case of default.

        (8) Notwithstanding the fact this Plan ceases to be an employee stock ownership plan, Employer Securities acquired with the proceeds of an Exempt Loan will continue after the Trustee repays the loan to be subject to the provisions of Treas. Reg. (S)(S)54.4975-7(b)(4), (10),
        (11) and (12) relating to put, call or other options and to buy-sell or similar arrangements, except to the extent these regulations are inconsistent with Code (S)409(h).

[C] Cofiduciary Liability. Each fiduciary under the Plan is responsible solely for his/her own acts or omissions. A fiduciary does not have any liability for another fiduciary's breach of fiduciary responsibility with respect to the Plan and the Trust unless the fiduciary participates knowingly in the breach, has actual knowledge of the breach, and fails to take reasonable remedial action to remedy the breach or, through negligence in performing his/her own specific fiduciary responsibilities that give rise to his/her fiduciary status, he/she has enabled the other fiduciary to commit a breach of the latter's fiduciary responsibility.

    10.04 RECORDS AND STATEMENTS. The records of the Trustee pertaining to the Plan must be open to the inspection of the Plan Administrator and the Employer at all reasonable times and may be audited from time to time by any person or persons as the Employer or Plan Administrator may specify in writing. The Trustee must furnish the Plan Administrator with whatever information relating to the Trust Fund the Plan Administrator considers necessary.

10.036

     10.05 FEES AND EXPENSES FROM FUND. The Trustee will receive reasonable annual compensation as may be agreed upon from time to time between the Employer and the Trustee. No person who is receiving full pay from the Employer may receive compensation for services as Trustee. The Trustee will pay from the Trust Fund all fees and expenses reasonably incurred by the Plan, to the extent such fees and expenses are for the ordinary and necessary administration and operation of the Plan, unless the Employer pays such fees and expenses. Any fee or expense paid, directly or indirectly, by the Employer is not an Employer contribution to the Plan, provided the fee or expense relates to the ordinary and necessary administration of the Trust Fund.

     10.06 PARTIES TO LITIGATION. Except as otherwise provided by ERISA, a Participant or a Beneficiary is not a necessary party or required to receive notice of process in any court proceeding involving the Plan, the Trust Fund or any fiduciary of the Plan. Any final judgment entered in any proceeding is conclusive upon the Employer, the Plan Administrator, the Trustee, the Participants and the Beneficiaries.

     10.07 PROFESSIONAL AGENTS. The Trustee may employ and pay from the Trust Fund reasonable compensation to agents, attorneys, accountants and other persons to advise the Trustee as in its opinion may be necessary. The Trustee may delegate to any agent, attorney, accountant or other person selected by it any non-Trustee power or duty vested in it by the Plan, and the Trustee may act or refrain from acting on the advice or opinion of any agent, attorney, accountant or other person so selected.

     10.08 DISTRIBUTION OF TRUST FUND. Subject to Section 13.06, the Trustee will make all distributions of benefits under the Plan in Employer Securities valued at fair market value at the time of distribution. The Trustee will pay in cash any fractional security share to which a Participant or his/her Beneficiary is entitled. In the event the Trustee is to make a distribution in shares of Employer Securities, the Trustee will apply any balance in a Participant's General Investments Account to provide whole shares of Employer Securities for distribution at the then fair market value.

     If the Employer's charter or bylaws restrict ownership of substantially all shares of Employer Securities to Employees, or to the Trust, as described in Code (S)409(h)(2), the Trustee will make the distribution of a Participant's Account Balance entirely in cash.

     Notwithstanding the preceding provisions of this Section 10.08, the Trustee, if directed in writing by the Plan Administrator, will pay, in cash, any cash dividends on Employer Securities allocated, or allocable to Participants' Employer Securities Accounts, irrespective of whether a Participant is fully Vested in his/her Employer Securities Account. The Plan Administrator's direction must state whether the Trustee is to pay the cash dividend distributions currently, or within the 90 day period following the close of the Plan Year in which the Employer pays the dividends to the Trust. The Plan Administrator may request the Employer to pay dividends on Employer Securities directly to Participants.

     Subject to Section 13.06, the Trustee will make the distribution of a Participant's Account Balance entirely in cash. Furthermore, the Trustee, if directed in writing by the Plan Administrator, will pay, in cash, any cash dividends on Employer Securities allocated, or allocable to Participants' Employer Securities Accounts, irrespective of whether a Participant is fully Vested in his/her Employer Securities Account. The Plan Administrator's direction must state whether the Trustee is to pay the cash dividend distributions currently, or within the 90-day period following the close of the Plan Year in which the Employer pays the dividends to the Trust. The Plan Administrator may request the Employer to pay dividends on Employer Securities directly to Participants.

     10.09 PARTICIPANT OR BENEFICIARY INCAPACITATED. If, in the opinion of the Plan Administrator or of the Trustee, a person entitled to payments under the Plan is not able to care for his/her affairs because of a mental condition, a physical condition, or by reason of age, the Trustee may make payments due the person to the person's guardian, conservator, a custodian for the Beneficiary under a Uniform Transfers or Gifts to Minors Act, directly to the Beneficiary or to the Participant or to his/her attorney-in-fact or to other legal representative upon furnishing evidence of such status satisfactory to the Plan Administrator and to the Trustee. Prior to the furnishing of such evidence, the Trustee may make payments due the person under the incapacity, for the person's use and benefit, to any person or institution then in the opinion of the Plan Administrator or of the Trustee caring for or maintaining the person under the incapacity. The Plan Administrator and the Trustee do not have any liability with respect to payments so made and neither

                                                                          10.037
the Plan Administrator nor the Trustee has any duty to make inquiry as to the competence of any person entitled to receive payments under the Plan.

     10.10 DISTRIBUTION DIRECTIONS. If no one claims a payment or distribution made from the Trust, the Trustee must promptly notify the Plan Administrator and then dispose of the payment in accordance with the subsequent direction of the Plan Administrator.

     10.11 THIRD PARTY/MULTIPLE TRUSTEES. A person dealing with the Trustee is not obligated to see to the proper application of any money paid or property delivered to the Trustee, nor to inquire whether the Trustee has acted pursuant to any of the terms of the Plan. Each person dealing with the Trustee may act upon any notice, request or representation in writing by the Trustee, or by the Trustee's duly authorized agent, and is not liable to any person in so acting. The certificate of the Trustee that it is acting in accordance with the Plan will be conclusive in favor of any person relying on the certificate.

     If more than two persons act as Trustee, a decision of the majority of such persons controls with respect to any decision regarding the administration or investment of the Trust Fund or of any portion of the Trust Fund with respect to which such persons act as Trustee. If more than one person acts as Trustee, the Trustees jointly will manage and control the assets of the Trust Fund. However, the Trustees may allocate among themselves specific responsibilities or obligations or may authorize one or more of them, either individually or in concert, to exercise any or all of the powers granted to the Trustee under this
Article X. However, the signature of only one Trustee is necessary to effect any transaction on behalf of the Trust.

     10.12 RESIGNATION. The Trustee may resign its position at any time by giving 30 days' written notice in advance to the Employer and to the Plan Administrator. If the Employer fails to appoint a successor Trustee within 60 days of its receipt of the Trustee's written notice of resignation, the Trustee will treat the Employer as having appointed itself as Trustee and as having filed its acceptance of appointment with the former Trustee. If state law prohibits the Employer from serving as Trustee, then the appointed Trustee is the president of the Employer.

     10.13 REMOVAL. The Employer, by giving 30 days' written notice in advance to the Trustee, may remove a Trustee. In the event of the resignation or removal of a Trustee, the Employer must appoint a successor Trustee if it intends to continue the Plan. If two or more persons hold the position of Trustee, in the event of the removal of one such person, during any period the selection of a replacement is pending, or during any period such person is unable to serve for any reason, the remaining person or persons will act as the Trustee.

     10.14 INTERIM DUTIES AND SUCCESSOR TRUSTEE. Each successor Trustee succeeds to the title to the Trust vested in its predecessor by accepting in writing its appointment as successor Trustee and by filing the acceptance with the former Trustee and the Plan Administrator without the signing or filing of any further statement. The resigning or removed Trustee, upon receipt of acceptance in writing of the Trust by the successor Trustee, must execute all documents and do all acts necessary to vest the title of record in any successor Trustee. Each successor Trustee has and enjoys all of the powers, both discretionary and ministerial, conferred under the Plan upon its predecessor. A successor Trustee is not personally liable for any act or failure to act of any predecessor Trustee, except as required under ERISA. With the approval of the Employer and the Plan Administrator, a successor Trustee, with respect to the Plan, may accept the account rendered and the property delivered to it by a predecessor Trustee without incurring any liability or responsibility for so doing.

10.038

     10.15 VALUATION OF TRUST. The Trustee must value the Trust Fund as of each Accounting Date to determine the fair market value of each Participant's Account Balance in the Trust, and the Trustee also must value the Trust Fund on such other dates, as directed by the Plan Administrator. With respect to activities carried on by the Plan, an independent appraiser meeting requirements similar to those prescribed by Treasury regulations under Code (S)170(a)(1) must perform all valuations of Employer Securities which are not readily tradeable on an established securities market. The valuation requirement of the immediately preceding sentence applies to all Employer Securities acquired by the Plan.

     10.16 LIMITATION ON LIABILITY - IF INVESTMENT MANAGER, ANCILLARY TRUSTEE OR INDEPENDENT FIDUCIARY APPOINTED. The Trustee is not liable for the acts or omissions of any Investment Manager the Plan Administrator may appoint, nor is the Trustee under any obligation to invest or otherwise manage any asset of the Plan which is subject to the management of a properly appointed Investment Manager. The Plan Administrator, the Trustee and any properly appointed Investment Manager may execute a written agreement as a part of this Plan delineating the duties, responsibilities and liabilities of the Investment Manager with respect to any part of the Trust Fund under the control of the Investment Manager.

     10.17 PARTICIPANT VOTING RIGHTS -- EMPLOYER SECURITIES. With respect to the voting of Employer Securities which are not part of a registration-type class of securities (as defined in Code (S)409(e)(4)), a Participant (or a Beneficiary) has the right to direct the Trustee regarding the voting of such Employer Securities allocated to his/her Employer Securities Account with respect to any corporate matter which involves the approval or disapproval of any corporate merger or consolidation, recapitalization, reclassification, liquidation, dissolution, sale of substantially all assets of a trade or business, or such similar transaction as the Treasury may prescribe in regulations.

     The voting rights provided in this Section 10.17 extend to all corporate matters requiring a vote of stockholders with respect to Employer Securities allocated to the Participant's Employer Securities Account which are:

     (a) part of a registration type class of securities; or

     (b) Employer Securities acquired after July 10, 1989, pursuant to a "securities acquisition loan" within the meaning of Code (S)133.

     The Trustee does not have the right to vote any Employer Securities which a Participant (or a Beneficiary) fails to vote as authorized by this Section
10.17. The Trustee shall vote unallocated Employer Securities and any other Employer Securities as to which Participants (or Beneficiaries) are not entitled to vote.

                          * * * * * * * * * * * * * * *

                                   ARTICLE XI
                        REPURCHASE OF EMPLOYER SECURITIES

     11.01 PUT OPTION. Each Participant receiving a distribution of Employer Securities from the Trust Fund has the option ("put option") to sell the Employer Securities to the Employer, at any time during two option periods, at the current fair market value. The first put option period runs for a period of 60 days commencing on the date of distribution of Employer Securities to the Participant. The second put option period runs for a period of 60 days commencing in the next Plan Year after the new determination of the fair market value of Employer Securities by the Plan Administrator and notice to the Participant of the new fair market value. If a Participant (or Beneficiary) exercises his/her put option, the Employer must purchase the Employer Securities at fair market value upon the terms provided under Section 11.04. The Employer may grant the Trust an option to assume the Employer's rights and obligations at the time a Participant exercises a put option under this Section 11.01. This
Section 11.01 is subject to the provisons of Section 10.08 of the Plan that requires a Participant to receive the value of any Employer Securities in cash due to restrictions in the Employer's charter or bylaws in accordance with Code
Section 409(h)(2).

     11.02 RESTRICTION ON EMPLOYER SECURITIES. Except upon the prior written consent of the Employer, no Participant (or Beneficiary) may sell, assign, give, pledge, encumber, transfer or otherwise

                                                                          11.039

Interim ESOP Document - Plan

dispose of any Employer Securities now owned or subsequently acquired by him/her without complying with the terms of this Article XI. If a Participant (or a Beneficiary) pledges or encumbers any Employer Securities without the required prior written consent, any security holder's rights with respect to such Employer Securities are subordinate and subject to the rights of the Employer. This Section 11.02 is subject to the provisons of Section 10.08 of the Plan that requires a Participant to receive the value of any Employer Securities in cash due to restrictions in the Employer's charter or bylaws in accordance with Code
Section 409(h)(2).

     11.03 LIFETIME TRANSFER/RIGHT OF FIRST REFUSAL. This Section 11.03 is subject to the provisons of Section 10.08 of the Plan that requires a Participant to receive the value of any Employer Securities in cash due to restrictions in the Employer's charter or bylaws in accordance with Code Section 409(h)(2). If any Participant (or Beneficiary) who receives Employer Securities under this Plan desires to dispose of any of his/her Employer Securities for any reason during his/her lifetime (whether by sale, assignment, gift or any other method of transfer), he/she first must offer the Employer Securities for sale to the Employer. The Plan Administrator may require a Participant (or a Beneficiary) entitled to a distribution of Employer Securities to execute an appropriate stock transfer agreement (evidencing the right of first refusal) prior to receiving a certificate for Employer Securities.

     In the case of an offer to a Participant (or Beneficiary) by a third party, the Participant (or Beneficiary) shall provide notice to the Employer of the offer terms. The Employer's right of first refusal is subject to all the terms and conditions set forth in Section 11.04, based on the price equal to the fair market value per share and payable in accordance with the terms of Section 11.04, unless the selling price and terms offered to the Participant by the third party are more favorable to the Participant than the selling price and terms of Section 11.04, in which event, the selling price and terms of the offer of the third party apply. The Employer must give written notice to the Participant of its exercise of its right of refusal within 14 days after the Participant has given written notice to the Employer or the Employer's rights under this Section 11.03 will lapse. The Employer may grant the Trust the option to assume the Employer's rights and obligations with respect to all or any part of the Employer Securities subject to this Section 11.03. The Trust is not under any obligation to purchase at any time Employer Securities from any holder of Employer Securities upon the happening of any event, except where the Trust exercises the Employer's rights or assumes the Employer's obligations to purchase Employer Securities under this Article XI.

11.040

                                                              ESOP Document-Plan

     11.04 PAYMENT OF PURCHASE PRICE. If the Employer (or the Trustee) will purchase a Participant's Employer Securities pursuant to Sections 11.01 or 11.03, the purchaser(s) must make payment in lump sum or, if the distribution to the Participant (or to his/her Beneficiary) constitutes a Total Distribution, the purchaser(s) may elect to pay in substantially equal installments over a period not exceeding five years. A "Total Distribution" to a Participant (or to a Beneficiary) is the distribution within one taxable year of the recipient, of the entire balance to the Participant's credit under the Plan. In the case of a Total Distribution with respect to which the purchaser(s) will make installment payments, the purchaser(s) must make the first installment payment at Closing. The remaining balance must be evidenced by the purchaser's promissory note, delivered to the selling Participant at the Closing. The note must bear a reasonable rate of interest, determined as of the Closing, and the purchaser(s) must provide adequate security. The note must provide for substantial equal installments at least annually with interest payable with each installment. The note further must provide for acceleration in the event of 30 days' default of the payment on interest or principal and must grant to the maker of the note the right to prepay the note in whole or in part at any time or times without penalty; provided however, the purchaser may not have the right to make any prepayment during the calendar year or fiscal year of the Participant (or Beneficiary) in which the Closing occurs. This Section 11.03 is subject to the provisons of Section 10.08 of the Plan that requires a Participant to receive the value of any Employer Securities in cash due to restrictions in the Employer's charter or bylaws in accordance with Code Section 409(h)(2).

     11.05 NOTICE. A person has given notice permitted or required under this
Article XI when the person deposits the notice in the United States mail, first class, postage prepaid, addressed to the person entitled to the notice at the address currently listed for him/her in the records of the Employer. Any person affected by this Article XI has the obligation of notifying the Employer of any change of address.

     11.06 TERMS AND DEFINITIONS. For purposes of this Article XI:

     (a) "Fair market value" means the value of the Employer Securities (i) determined as of the date of the exercise of an option if the exercise is by a Disqualified Person, or (ii) in all other cases, determined as of the most recent Accounting Date. The Plan Administrator must determine fair market value of Employer Securities for all purposes of the Plan by engaging the services of an independent appraiser. See Section 10.15.

     (b) "Beneficiary" includes the legal representative of a deceased Participant.

     (c) "Closing" means the place, date and time ("Closing Date") to which the selling Participant (or his/her Beneficiary) and purchaser may agree for purposes of a sale and purchase under this Article XI, provided Closing must take place not later than 30 days after the exercise of a put option under Section 11.01 or of a right of refusal under Section 11.03.

                          * * * * * * * * * * * * * * *

                                   ARTICLE XII
                              TOP-HEAVY PROVISIONS

     12.01 DETERMINATION OF TOP-HEAVY STATUS. If this Plan is the only qualified plan maintained by the Employer, the Plan is top-heavy for a Plan Year if the top-heavy ratio as of the Determination Date exceeds 60%. The top-heavy ratio is a fraction, the numerator of which is the sum of the present value of Account Balances of all Key Employees as of the Determination Date and the denominator of which is a similar sum determined for all Employees.

     The Plan Administrator must include in the top-heavy ratio, as part of the present value of Account Balances, any contribution not made as of the Determination Date but includible under Code (S)416 and the applicable Treasury regulations, and distributions made within the Determination Period. The Plan Administrator must calculate the top-heavy ratio by disregarding the Account Balance (and distributions, if any, of the Account Balance) of any Non-Key Employee who was formerly a Key Employee, and by disregarding the Account Balance (including distributions, if any, of the Account Balance) of an individual who has not received credit for at least one Hour of Service with the Employer during the Determination Period. The Plan Administrator must calculate the top-heavy ratio, including the extent to which it must take into account distributions, rollovers and transfers, in accordance with Code (S)416 and the regulations under that Code section.

                                                                          13.041

     If the Employer maintains other qualified plans (including a simplified employee pension plan), or maintained another such plan now terminated, this Plan is top-heavy only if it is part of the Required Aggregation Group, and the top-heavy ratio for the Required Aggregation Group and for the Permissive Aggregation Group, if any, each exceeds 60%. The Plan Administrator will calculate the top-heavy ratio in the same manner as required by the first two paragraphs of this Section 12.01, taking into account all plans within the Aggregation Group. To the extent the Plan Administrator must take into account distributions to a Participant, the Plan Administrator must include distributions from a terminated plan which would have been part of the Required Aggregation Group if it were in existence on the Determination Date. The Plan Administrator will calculate the present value of accrued benefits under defined benefit plans or undersimplified employee pension plans included within the group in accordance with the terms of those plans, Code (S)416 and the regulations under that Code section.

     If a Participant in a defined benefit plan is a Non-Key Employee, the Plan Administrator will determine his accrued benefit under the accrual method, if any, which is applicable uniformly to all defined benefit plans maintained by the Employer or, if there is no uniform method, in accordance with the slowest accrual rate permitted under the fractional rule accrual method described in Code (S)411(b)(1)(C). If the Employer maintains a defined benefit plan, the Plan Administrator will use the actuarial assumptions (interest and mortality only) stated in that plan to calculate the present value of benefits from that defined benefit plan. If an aggregated plan does not have a valuation date coinciding with the Determination Date, the Plan Administrator must value the Account Balance in the aggregated plan as of the most recent valuation date falling within the twelve-month period ending on the Determination Date, except as Code
(S)416 and applicable Treasury regulations require for the first and for the second plan year of a defined benefit plan. The Plan Administrator will calculate the top-heavy ratio with reference to the Determination Dates that fall within the same calendar year. The top-heavy provisions of the Plan apply only for Plan Years in which Code (S)416 requires application of the top-heavy rules.

     12.02 DEFINITIONS. For purposes of applying the top-heavy provisions of the
     Plan:

     (a) "Compensation" means Compensation as determined under Section 3.06(b) and includes Compensation for the entire Plan Year.

     (b) "Determination Date" means for any Plan Year, the Accounting Date of the preceding Plan Year or, in the case of the first Plan Year of the Plan, the Accounting Date of that Plan Year.

     (c) "Determination Period" means the 5-year period ending on the Determination Date.

     (d) "Employer" means the Employer that adopts this Plan and any Related Employer.

     (e) "Key Employee" means, as of any Determination Date, any Employee or former Employee (or a Beneficiary of such Employee) who, for any Plan Year in the Determination Period: (i) has Compensation in excess of 50% of the dollar amount prescribed in Code (S)415(b)(1)(A) (relating to defined benefit plans) and is an officer of the Employer; (ii) has Compensation in excess of the dollar amount prescribed in Code (S)415(c)(1)(A) (relating to defined contribution plans), owns a more than 1/2% interest in the Employer and is one of the Employees owning the ten largest interests in the Employer; (iii) is a more than 5% owner of the Employer; or (iv) is a more than 1% owner of the Employer and has Compensation of more than $150,000. The constructive ownership rules of Code (S)318 (or the principles of that Code section, in the case of an unincorporated Employer,) will apply to determine ownership in the Employer. The number of officers taken into account under clause (i) will not exceed the greater of 3 or 10% of the total number (after application of the Code (S)414(q) exclusions) of Employees, but no more than 50 officers. The Plan Administrator will make the determination of who is a Key Employee in accordance with Code
     (S)416(i)(1) and the regulations under that Code section.

     (f) "Non-Key Employee" means an Employee who does not meet the definition of Key Employee.

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

     (g) "Participant" means any Employee otherwise eligible to participate in the Plan but who is not entitled to receive any allocation under the Plan (or would have received a lesser allocation) for the Plan Year because of his/her Compensation level or because of his/her failure: (i) to make elective deferrals under a 401(k) arrangement; (ii) to make Employee contributions; or (iii) to complete 1,000 Hours of Service or any other service requirement under Section 3.04 as a condition to receive an allocation except for employment on the last day of the Plan Year.

     (h) "Permissive Aggregation Group" means the Required Aggregation Group plus any other qualified plans maintained by the Employer, but only if such group would satisfy in the aggregate the nondiscrimination requirements of Code (S)401(a)(4) and the coverage requirements of Code (S)410. The Plan Administrator will determine the Permissive Aggregation Group.

     (i) "Required Aggregation Group" means: (i) each qualified plan of the Employer in which at least one Key Employee participates at any time during the Determination Period (including terminated plans); and (ii) any other qualified plan of the Employer which enables a plan described in clause (i) to meet the requirements of Code (S)401(a)(4) or of Code (S)410.

     12.03 TOP-HEAVY MINIMUM ALLOCATION. The top-heavy minimum allocation requirement applies to the Plan only in a Plan Year for which the Plan is top-heavy. If the Plan is top-heavy in any Plan Year:

     (a) Each Non-Key Employee who is a Participant (as described in Section 12.02(g)) and employed by the Employer on the last day of the Plan Year will receive a top-heavy minimum allocation for that Plan Year.

     (b) The top-heavy minimum allocation is the lesser of 3% of the Non-Key Employee's Compensation for the entire Plan Year or the highest contribution rate for the Plan Year made on behalf of any Key Employee. However, if a defined benefit plan maintained by the Employer which benefits a Key Employee depends on this Plan to satisfy the nondiscrimination rules of Code (S)401(a)(4) or the coverage rules of Code
     (S)410 (or another plan benefiting the Key Employee so depends on such defined benefit plan), the top-heavy minimum allocation is 3% of the Non-Key Employee's Compensation regardless of the contribution rate for the Key Employees.

     12.04 DETERMINING TOP-HEAVY CONTRIBUTION RATES. In determining under
     Section 12.03(b) the highest contribution rate for any Key Employee, the Plan Administrator takes into account all Employer contributions (including deferral contributions and including matching contributions but not including Employer contributions to Social Security) and forfeitures allocated to the Participant's Account for the Plan Year, divided by his/her Compensation for the entire Plan Year. For purposes of satisfying the Employer's top-heavy minimum allocation requirement, the Plan Administrator disregards the elective deferrals and matching contributions allocated to a Non-Key Employee's Account in determining the Non-Key Employee's contribution rate. However, the Plan Administrator operationally may include in the contribution rate of a Non-Key Employee any matching contributions not necessary to satisfy the nondiscrimination requirements of Code (S)401(k) or of Code (S)401(m).

     To determine a Participant's contribution rate, the Plan Administrator must treat all qualified top-heavy defined contribution plans maintained by the Employer (or by any Related Employer) as a single plan. If, for a Plan Year, there are no allocations of Employer contributions or of forfeitures for any Key Employee, the Plan does not require any top-heavy minimum allocation for the Plan Year, unless a top-heavy minimum allocation applies because of the maintenance by the Employer of more than one plan.

     12.05 SATISFACTION OF TOP-HEAVY MINIMUM. The Plan will satisfy the top-heavy minimum allocation requirement in accordance with the following requirements:

     (a) If the Employer makes any necessary additional contribution to this Plan, the Plan Administrator first will allocate the Employer contributions (and Participant forfeitures, if any) for the Plan Year in accordance with the provisions of Section 3.02. The Employer then will contribute an additional amount

                                                                          13.043
     for the Account of any Participant entitled under Section 12.03 to a top-heavy minimum allocation and whose contribution rate for the Plan Year, under this Plan and any other plan aggregated under this Section 12.04, is less than the top-heavy minimum allocation. The additional amount is the amount necessary to increase the Participant's contribution rate to the top-heavy minimum allocation. The Plan Administrator will allocate the additional contribution to the Account of the Participant on whose behalf the Employer makes the contribution.

     (b) If the Employer makes the top-heavy minimum allocation under another plan, this Plan does not provide the top-heavy minimum allocation and the Plan Administrator will allocate the annual Employer contributions (and Participant forfeitures) under the Plan solely in accordance with the allocation method under Section 3.02.

                          * * * * * * * * * * * * * * *

                                  ARTICLE XIII
                    EXCLUSIVE BENEFIT, AMENDMENT, TERMINATION

     13.01 EXCLUSIVE BENEFIT. Except as provided under Article III, the Employer does not have any beneficial interest in any asset of the Trust Fund and no part of any asset in the Trust Fund may ever revert to or be repaid to the Employer, either directly or indirectly; nor, prior to the satisfaction of all liabilities with respect to the Participants and their Beneficiaries under the Plan, may any part of the corpus or income of the Trust Fund, or any asset of the Trust Fund, be (at any time) used for, or diverted to, purposes other than the exclusive benefit of the Participants or their Beneficiaries and for defraying reasonable expenses of administering the Plan.

     13.02 AMENDMENT BY EMPLOYER. The Employer has the right at any time and from time to time:

     (a) To amend this document in any manner it deems necessary or advisable in order to qualify (or maintain qualification of) this Plan and the Trust created under it under the provisions of Code (S)401(a);

     (b) To amend the Plan to allow the Plan to operate under a waiver of the minimum funding requirement; and

     (c) To amend the Plan in any other manner.

     An amendment may not authorize or permit any of the Trust Fund (other than the part required to pay taxes and reasonable administration expenses) to be used for or diverted to purposes other than for the exclusive benefit of the Participants, their Beneficiaries or their estates. An amendment may not cause or permit any portion of the Trust Fund to revert to or become a property of the Employer.

     The Employer also may not make any amendment which affects the rights, duties or responsibilities of the Trustee or of the Plan Administrator without the written consent of the affected Trustee or of the Plan Administrator. The Employer must make all amendments in writing. Each amendment must state the date to which it is either retroactively or prospectively effective.

(A) Protected Benefits. An amendment (including the adoption of this Plan as a restatement of an existing plan) may not decrease a Participant's Account Balance, except to the extent permitted under Code (S)412(c)(8), and may not reduce or eliminate Protected Benefits determined immediately prior to the adoption date (or, if later, the effective date) of the amendment. An amendment reduces or eliminates Protected Benefits if the amendment has the effect of either (1) eliminating or reducing an early retirement benefit or a retirement-type subsidy (as defined in Treasury regulations), or (2) except as provided by Treasury regulations, eliminating an optional form of benefit.

     The Plan Administrator must disregard an amendment to the extent application of the amendment would fail to satisfy this Section 13.02(A). If the Plan Administrator must disregard an amendment because the

13.044
amendment would violate clause (1) or clause (2), the Plan Administrator must maintain a schedule of the early retirement option or other optional forms of benefit the Plan must continue for the affected Participants.

     13.03 DISCONTINUANCE. The Employer has the right, at any time, to suspend or discontinue its contributions under the Plan, and to terminate, at any time, this Plan and the Trust created and maintained under the Plan. The Plan will terminate upon the first to occur of the following:

     (a) The date terminated by action of the Employer;

     (b) The dissolution or the merger of the Employer, unless the successor makes provision to continue the Plan, in which event the successor must substitute itself as the Employer under this Plan. Any termination of the Plan resulting from this Paragraph (b) is not effective until compliance with any applicable notice requirements under ERISA.

     13.04 FULL VESTING ON TERMINATION. Upon either full or partial termination of the Plan, or, if applicable, upon complete discontinuance of Employer contributions to the Plan, an affected Participant's right to his/her Account Balance is 100% Vested, irrespective of the Vested percentage which otherwise would apply under Article V.

     13.05 MERGER/DIRECT TRANSFER. The Trustee may not consent to, or be a party to, any merger or consolidation with another plan, or to a transfer of assets or liabilities to another plan, unless immediately after the merger, consolidation or transfer, the surviving Plan provides each Participant a benefit equal to or greater than the benefit each Participant would have received had the Plan terminated immediately before the merger or the consolidation or the transfer. The Trustee, consistent with applicable Code and Treasury Regulation requirements, possesses the specific authority to enter into merger agreements or direct transfer of assets agreements with the trustees of other retirement plans described in Code (S) 401(a), including an elective transfer, and to accept the direct transfer of plan assets, or to transfer plan assets, as a party to any such agreement.

     The Trustee may accept a direct transfer of plan assets on behalf of an Employee prior to the date the Employee satisfies the Plan's eligibility conditions. If the Trustee accepts such a direct transfer of plan assets, the Plan Administrator and Trustee must treat the Employee as a Participant for all purposes of the Plan except the Employee is not a Participant for purposes of sharing in Employer contributions or in Participant forfeitures under the Plan until he/she actually becomes a Participant in the Plan. If the Plan receives a direct transfer (by merger or otherwise) of Elective Contributions (or amounts treated as Elective Contributions) under a Plan with a 401(k) arrangement, the distribution restrictions of Code (S)(S) 401(k)(2) and (10) continue to apply to those transferred Elective Contributions.

     13.06 TERMINATION. Upon termination of the Plan, the distribution provisions of Article VI remain operative, with the following exceptions:

     (1) if the present value of the Participant's Vested Account Balance does not exceed $5,000, the Plan Administrator will direct the Trustee to distribute the Participant's Vested Account Balance to him/her in lump sum as soon as administratively practicable after the Plan terminates; and

     (2) if the present value of the Participant's Vested Account Balance exceeds $5,000, the Participant or the Beneficiary, in addition to the distribution events permitted under Article VI, may elect to have the Trustee commence distribution of his/her Vested Account Balance as soon as administratively practicable after the Plan terminates.

     To liquidate the Trust, the Plan Administrator may purchase a deferred annuity contract for each Participant which protects the Participant's distribution rights under the Plan, if the Participant's Vested Account Balance exceeds $5,000 and the Participant does not elect an immediate distribution pursuant to Paragraph (2).

                                                                          13.045

     In lieu of the preceding provisions of this Section 13.06 and the distribution provisions of Article VI, the Plan Administrator will direct the Trustee to distribute each Participant's Vested Account Balance, in lump sum, as soon as administratively practicable after the termination of the Plan, irrespective of the present value of the Participant's Vested Account and without a requirement of the Participant's consent to that distribution. This paragraph does not apply if: (1) the Plan provides an annuity option; or (2) as of the period between the Plan termination date and the final distribution of assets, the Employer maintains any other defined contribution plan (other than an ESOP).

     If the Plan Administrator is unable to locate any Participant or Beneficiary whose Account becomes distributable upon Plan termination, the Plan Administrator will apply Section 9.11(B).

The Trust will continue until the Trustee in accordance with the direction of the Plan Administrator has distributed all of the benefits under the Plan. On each valuation date, the Plan Administrator will credit any part of a Participant's Account Balance retained in the Trust with its proportionate share of the Trust's income, expenses, gains and losses, both realized and unrealized. Upon termination of the Plan, the amount, if any, in a suspense account under Article III will revert to the Employer, subject to the conditions of the Treasury regulations permitting such a reversion. A resolution or amendment to freeze all future benefit accrual but otherwise to continue maintenance of this Plan, is not a termination for purposes of this Section 13.06.

                          * * * * * * * * * * * * * * *

                                   ARTICLE XIV
                 CODE (S)401(k) AND CODE (S)401(m) ARRANGEMENTS

          14.01 APPLICATION. This Article XIV applies to the Plan'(S)401(k) arrangement.


          14.02 CODE (S)401(k) ARRANGEMENT. The Employer will set forth in
     Article III the specific terms of the Code (S)401(k) arrangement under the Plan.

          Salary Reduction Arrangement. The Employer elects a salary reduction arrangement and any Employee eligible to participate in the Plan may file a salary reduction agreement with the Employer. The salary reduction agreement may not be effective earlier than the following date which occurs last: (i) the Employee's Plan Entry Date (or, in the case of a reemployed Employee, his reparticipation date under Article II); (ii) the execution date of the Employee's salary reduction agreement; (iii) the date the Employer adopts the Code (S)401(k) arrangement by executing the Plan; or
     (iv) the effective date of the Code (S)401(k) arrangement, as specified in the Plan. Regarding clause (i), an Employee subject to the Break in Service rule of Section 2.03(B) of the Plan may not enter into a salary reduction agreement until the Employee has completed a sufficient number of Hours of Service to receive credit for a Year of Service (as defined in Section 2.02) following his reemployment commencement date. A salary reduction agreement must specify the amount of Compensation (as defined in Section 1.12) or percentage of Compensation the Employee wishes to defer. The salary reduction agreement will apply only to Compensation which becomes currently available to the Employee after the effective date of the salary reduction agreement. The Employer will apply a reduction election to all Compensation (and to increases in such Compensation) unless the Employee specifies in his salary reduction agreement to limit the election to certain Compensation. The Employer will specify in Article III the rules and restrictions applicable to the Employees salary reduction agreements.

          14.03 DEFINITIONS. For purposes of this Article XIV:

13.046

          (a) "Highly Compensated Employee" means an Eligible Employee who satisfies the definition in Section 1.16 of the Plan.

          (b) "Nonhighly Compensated Employee" means an Eligible Employee who is not a Highly Compensated Employee.

          (c) "Eligible Employee" means, for purposes of the ADP test described in Section 14.08, an Employee who is eligible to enter into a salary reduction agreement for the Plan Year, irrespective of whether he actually enters into such an agreement. For purposes of the ACP test described in Section 14.09, an "Eligible Employee" means a Participant who is eligible to receive an allocation of matching contributions (or would be eligible if he made the type of contributions necessary to receive an allocation of matching contributions) and a Participant who is eligible to make Employee contributions, irrespective of whether he actually makes Employee contributions. An Employee continues to be an Eligible Employee during a period the Plan suspends the Employee's right to make elective deferrals or Employee contributions following a hardship distribution.

          (d) "Highly Compensated Group" means the group of Eligible Employees who are Highly Compensated Employees for the Plan Year.

          (e) "Nonhighly Compensated Group" means the group of Eligible Employees who are Nonhighly Compensated Employees for the Plan Year.

          (f)  "Compensation" means, except as otherwise provided in this
          Article XIV, Compensation as defined for nondiscrimination purposes in
          Section 1.06(C) of the Plan. To compute an Employee's ADP or ACP, the Employer may limit Compensation taken into account to Compensation received only for the portion of the Plan Year in which the Employee was an Eligible Employee and only for the portion of the Plan Year in which the Plan or the Code (S) 401(k) arrangement was in effect.

          (g) "Deferral contributions" are Salary Reduction Contributions the Employer contributes to the Trust on behalf of an Eligible Employee. For Salary Reduction Contributions, the terms "deferral contributions" and "elective deferrals" have the same meaning.

          (h) "Elective deferrals" are all Salary Reduction Contributions and that portion of any Cash or Deferred Contribution which the Employer contributes to the Trust at the election of an Eligible Employee. Any portion of a Cash or Deferred Contribution contributed to the Trust because of the Employee's failure to make a cash election is an elective deferral. However, any portion of a Cash or Deferred Contribution over which the Employee does not have a cash election is not an elective deferral. Elective deferrals do not include amounts which have become currently available to the Employee prior to the election nor amounts designated as nondeductible contributions at the time of deferral or contribution.

          (i) "Matching contributions" are contributions made by the Employer on account of elective deferrals under a Code (S) 401(k) arrangement or on account of employee contributions. Matching contributions also include Participant forfeitures allocated on account of such elective deferrals or employee contributions.

                                                                          13.047

          (j) "Nonelective contributions" are contributions made by the Employer which are not subject to a deferral election by an Employee and which are not matching contributions.

          (k) "Qualified matching contributions" are matching contributions which are 100% Vested at all times and which are subject to the distribution restrictions described in paragraph (m). Matching contributions are not 100% Vested at all times if the Employee has a 100% Vested interest because of his Years of Service taken into account under a vesting schedule. Any matching contributions allocated to a Participant's Qualified Matching Contributions Account under the Plan automatically satisfy the definition of qualified matching contributions.

          (l) "Qualified nonelective contributions" are nonelective contributions which are 100% Vested at all times and which are subject to the distribution restrictions described in paragraph (m). Nonelective contributions are not 100% Vested at all times if the Employee has a 100% Vested interest because of his Years of Service taken into account under a vesting schedule. Any nonelective contributions allocated to a Participant's Qualified Nonelective Contributions Account under the Plan automatically satisfy the definition of qualified nonelective contributions.

          (m) "Distribution restrictions" means the Employee may not receive a distribution of the specified contributions (nor earnings on those contributions) except in the event of (1) the Participant's death, disability, Separation from Service (which for purposes of this section (m), means as the Plan Administrator determines under applicable Revenue Service guidance, including the "same desk" rule and Revenue Procedure 2000-27 with respect to certain asset sale transactions) or attainment of age 59 1/2, (2) financial hardship satisfying the requirements of Code (S) 401(k) and the applicable Treasury regulations, (3) a plan termination, without establishment of a successor defined contribution plan (other than an ESOP), (4) a sale by a corporate Employer of substantially all of the assets (within the meaning of Code (S) 409(d)(2)) used in a trade or business of the Employer, to another corporation, but only to an employee who continues employment with the corporation acquiring those assets, or
          (5) a sale by a corporation of its interest in a subsidiary (within the meaning of Code (S) 409(d)(3)), but only to an employee who continues employment with the subsidiary. A distribution described in clause (3), (4) or (5) must be a lump sum distribution, as required under Code (S) 401(k)(10).

          (n) "Employee contributions" are nondeductible contributions made by a Participant and designated, at the time of contribution, as an Employee contribution. Elective deferrals and deferral contributions are not employee contributions. Participant nondeductible contributions, made pursuant to Section 4.01 of the Plan, are employee contributions.

          (o) "Prior Year Testing" means for purposes of the ADP test described in Section 14.08 and the ACP test described in Section 14.09, the use of data from the Plan Year immediately prior to the testing year in determining the ADP or ACP for the Nonhighly

13.048

                  Compensated Group.

                  (p) "Regular Matching Contributions" are matching contributions which are not qualified matching contributions.

                  (q) "Salary reduction agreement" is a written election by a Participant to make salary reduction contributions as described in Section 14.02.

                  (r) "Salary reduction contributions" mean Employer contributions elected by a Participant to be made from the Participant's Compensation pursuant to a salary reduction agreement and which the Plan Administrator must allocate to the electing Participant's Account.

                  (s) "Testing year" means for purposes of the ADP test described in Section 14.08 and the ACP test described in
                  Section 14.09, the Plan Year for which the ADP and ACP test is being performed.

                  14.04  MATCHING CONTRIBUTIONS. The Employer provides in
         Section 3.01 for matching contributions.

                  14.05 TIME OF PAYMENT OF CONTRIBUTIONS. The Employer must make Salary Reduction Contributions to the Trust within an administratively reasonable period of time after withholding the corresponding Compensation from the Participant. Furthermore, the Employer must make Salary Reduction Contributions, Employer matching contributions (including qualified Employer matching contributions) and qualified Employer nonelective contributions no later than the time prescribed by the Code or by applicable Treasury regulations. Salary Reduction Contributions are Employer contributions for all purposes under this Plan, except to the extent the Code or Treasury regulations prohibit the use of these contributions to satisfy the qualification requirements of the Code.

                  14.06 SPECIAL ALLOCATION PROVISIONS - DEFERRAL CONTRIBUTIONS, MATCHING CONTRIBUTIONS AND QUALIFIED NONELECTIVE CONTRIBUTIONS. To make allocations under the Plan, the Plan Administrator must establish a Deferral Contributions Account, a Qualified Matching Contributions Account, a Regular Matching Contributions Account, a Qualified Nonelective Contributions Account and an Employer Contributions Account for each Participant.

         (A) Deferral contributions. The Plan Administrator will allocate to each Participant's Deferral Contributions Account the amount of Deferral Contributions the Employer makes to the Trust on behalf of the Participant. The Plan Administrator will make this allocation as of the last day of each Plan Year unless the Employer elects more frequent allocation dates for salary reduction contributions as it may determine to be appropriate and consistent with the Plan terms, including those providing for allocation of net income, gain or loss.

         (B) Matching contributions. The Employer must specify in Article III whether it will allocate matching contributions to the Qualified Matching Contributions Account or to the Regular Matching Contributions Account of each Participant. The Employer will make this allocation as of the last day of each Plan Year unless the Employer elects more frequent allocation dates for matching contributions as it may determine to be appropriate and consistent

                                                                          13.049
         with the Plan terms, including those providing for allocation of net income, gain or loss. The Employer may not allocate any matching contributions with respect to deferral contributions that are excess deferrals under Section 14.07. For this purpose: (a) excess deferrals relate first to deferral contributions for the Plan Year not otherwise eligible for a matching contribution; and (b) if the Plan Year is not a calendar year, the excess deferrals for a Plan Year are the last elective deferrals made for a calendar year. The Employer may not allocate a matching contribution to a Participant's Account to the extent the matching contributions exceeds the Participant's Annual Additions limitation in Article III. The provisions of Article III govern the treatment of any matching contributions the Employer allocates contrary to this section and the Employer will calculate a Participant's ACP under Section 14.09 by disregarding the forfeiture.

         (1) To the extent the Employer makes matching contributions under a fixed matching contribution formula, the Employer will allocate the matching contribution to the Account of the Participant on whose behalf the Employer makes that contribution. A fixed matching contribution formula is a formula under which the Employer contributes a certain percentage or dollar amount on behalf of a Participant based on that Participant's deferral contributions or nondeductible contributions eligible for a match, as specified in Article III of the Plan. The Employer may contribute on a Participant's behalf under a specific matching contribution formula only if the Participant satisfies the accrual requirements for matching contributions specified in Section
                  3.06 of the Plan and only to the extent the matching contribution does not exceed the Participant's annual additions limitation in Article III.

         (2) To the extent the Employer makes matching contributions under a discretionary formula, the Employer will allocate the discretionary matching contributions to the Account of each Participant who satisfies the accrual requirements for matching contributions specified in Section 3.06 of the Plan. The allocation of discretionary matching contributions to a Participant's Account is in the same proportion that each Participant's eligible contributions bear to the total eligible contributions of all Participants. "Eligible contributions" are the Participant's deferral contributions eligible for an allocation of matching contributions, as specified in Article III of the Plan.

                  If the matching contribution formula applies both to deferral contributions and to Employee contributions, the matching contributions apply first to deferral contributions.

         (C) Qualified nonelective contributions. If the Employer, at the time of contribution, designates a contribution to be a qualified nonelective contribution for the Plan Year, the Employer will allocate that qualified nonelective contribution to the Qualified Nonelective Contributions Account of each Participant eligible for an allocation of that designated contribution, as specified in Article III of the Plan.

         (D) Nonelective contributions. To the extent the Employer makes nonelective contributions for the Plan Year which, at the time of contribution, it does not designate as qualified nonelective contributions, the Employer will allocate those contributions in accordance with Article II of the Plan. For purposes of the nondiscrimination tests described in Sections 14.08, 14.09 and 14.10, the Employer may treat nonelective contributions allocated under this paragraph as qualified nonelective contributions, if the contributions otherwise satisfy the definition of qualified nonelective contributions.

13.050

                  14.07 ANNUAL ELECTIVE DEFERRAL LIMITATION.

         (A) Annual Elective Deferral Limitation. An Employee's elective deferrals for a calendar year may not exceed the 402(g) limitation. The 402(g) limitation is the greater of $7,000 or the adjusted amount determined by the Secretary of the Treasury. If, pursuant to a salary reduction agreement, the Employer determines the Employee's elective deferrals to the Plan for a calendar year would exceed the 402(g) limitation, the Employer will suspend the Employee's salary reduction agreement, if any, until the following January 1 and pay in cash the portion of deferral election which would result in the Employee's elective deferrals for the calendar year exceeding the 402(g) limitation. If the Employer determines an Employee's elective deferrals already contributed to the Plan for a calendar year exceed the 402(g) limitation, the Employer will distribute the amount in excess of the 402(g) limitation (the "excess deferral"), as adjusted for allocable income under Section 14.07(C), no later than April 15 of the following calendar year. If the Employer distributes the excess deferral by the appropriate April 15, the excess deferral is not an Annual Addition under Article III, and it may make the distribution irrespective of any other provision under this Plan or under the Code. The Employer will reduce the amount of excess deferrals for a calendar year distributable to the Employee by the amount of excess contributions (as determined in Section 14.08), if any, previously distributed to the Employee for the Plan Year beginning in that calendar year. Elective Deferrals distributed to an Employee as excess Annual Additions in accordance with Article III are not taken into account under the Employee's 402(g) limitation.

         (B) More than One Plan. If an Employee participates in another plan subject to the 401(g) limitation under which he makes elective deferrals pursuant to a Code (S)401(k) arrangement, elective deferrals under a Simplified Employee Pension, elective contributions under a SIMPLE IRA or salary reduction contributions to a tax-sheltered annuity, irrespective of whether the Employer maintains the other plan, he may provide the Employer a written claim for excess deferrals made for a calendar year. The Employee must submit the claim no later than the March 1 following the close of the particular calendar year and the claim must specify the amount of the Employee's elective deferrals under this Plan which are excess deferrals. If the Employer receives a timely claim, it will distribute the excess deferral (as adjusted for allocable income) the Employee has assigned to this Plan, in accordance with the distribution procedure described in Section 14.07(A).

         (C) Allocable income. For purposes of making a distribution of excess deferrals pursuant to this Section 14.07, allocable income means net income or net loss allocable to the excess deferrals for the calendar year (but not beyond the calendar year) in which the Employee made the excess deferral, determined in a manner which is uniform, nondiscriminatory and reasonably reflective of the manner used by the Plan to allocate income to Participants' Accounts.

                  14.08 ACTUAL DEFERRAL PERCENTAGE ("ADP") TEST. For each Plan Year, the Employer must determine whether the Plan's Code (S)401(k) arrangement satisfies either of the following ADP tests:

                  (i) The average ADP for the Highly Compensated Group does not exceed 1.25 times the average ADP of the Nonhighly Compensated Group; or

                  (ii) The average ADP for the Highly Compensated Group does not exceed the average ADP for the Nonhighly Compensated Group by more than two percentage points (or the lesser percentage permitted by the multiple use limitation in Section 14.10) and the average ADP for the Highly Compensated Group is not more than twice the average

                                                                          13.051

                  ADP for the Nonhighly Compensated Group.

         (A) Calculation of ADP. The average ADP for a group is the average of the separate ADPs calculated for each Eligible Employee who is a member of that group. An Eligible Employee's ADP for a Plan Year is the ratio of the Eligible Employee's deferral contributions for the Plan Year to the Employee's Compensation for the Plan Year. In determining the ADP, the Employer must include any Highly Compensated Employee's excess deferrals, as described in Section 14.07(A), to this plan or any other Plan of the Employer. A Nonhighly Compensated Employee's ADP does not include elective deferrals made to this Plan or to any other Plan maintained by the Employer, to the extent such elective deferrals exceed the 402(g) limitation described in Section 14.07(A).

                  The Employer, in a manner consistent with Treasury regulations, may determine the ADPs of the Eligible Employees by taking into account qualified nonelective contributions or qualified matching contributions, or both, made to this Plan or to any other qualified Plan maintained by the Employer. The Employer may not include qualified nonelective contributions in the ADP test unless the allocation of nonelective contributions is nondiscriminatory when the Employer takes into account all nonelective contributions (including the qualified nonelective contributions) and also when the Employer takes into account only the nonelective contributions not used in either the ADP test described in this Section 14.08 or the ACP test described in
         Section 14.09. For Plan Years beginning after December 31, 1989, the Advisory Committee may not include in the ADP test any qualified nonelective contributions or qualified matching contributions under another qualified plan unless that plan has the same plan year as this Plan. The Advisory Committee must maintain records to demonstrate compliance with the ADP test, including the extent to which the Plan used qualified nonelective contributions or qualified matching contributions to satisfy the test. The Employer, under prior year testing, may include qualified nonelective contributions or qualified matching contributions in determining the Nonhighly Compensated Employee ADP only if the Employer makes such contribution to the Plan by the end of the testing year and allocates the contribution to the prior Plan Year. In determining whether the Plan's 401(k) arrangement satisfies either ADP test, the Employer will use current year testing. An Employer may not change from current year testing to prior year testing except as provided in the Code and other applicable guidance.

         (B) Special aggregation rule for Highly Compensated Employees. To determine the ADP of any Highly Compensated Employee, the deferral contributions taken into account must include any elective deferrals made by the Highly Compensated Employee under any other Code (S)401(k) arrangement maintained by the Employer, unless the elective deferrals are to an ESOP. If the plans containing the Code (S)401(k) arrangements have different plan years, the Employer will determine the combined deferral contributions on the basis of the plan years ending in the same calendar year.

         (C) Aggregation of certain Code (S)401(k) arrangements. If the Employer treats two plans as a unit for coverage or nondiscrimination purposes, the Employer must combine the Code (S)401(k) arrangements under such plans to determine whether either plan satisfies the ADP test. This aggregation rule applies to the ADP determination for all Eligible Employees, irrespective of whether an Eligible Employee is a Highly Compensated Employee or a Nonhighly Compensated Employee. The Employer may aggregate (S)401(k) arrangements under this paragraph only if the plans which have the same plan years and use the same testing methods. An Employer may not aggregate an ESOP (or the ESOP portion of a plan) with a non-ESOP plan (or non-ESOP portion of a plan). If the Employer aggregating 401(k) arrangements under this section is using prior year testing, the Employer must adjust the Nonhighly Compensated

13.052

     Group ADP for the prior year as provided in the Code or in other applicable guidance.

     (D)   Characterization of excess contributions. If, pursuant to this
     Section 14.08, the Employer has elected to include qualified matching contributions in the ADP test, the excess contributions are attributable proportionately to deferral contributions and to qualified matching contributions allocated on the basis of those deferral contributions. The Employer will reduce the amount of excess contributions for a Plan Year distributable to a Highly Compensated Employee by the amount of excess deferrals (as determined in Section 14.07), if any, previously distributed to that Employee for the Employee's taxable year ending in that Plan Year.

     (E) Distribution of excess contributions. If the Employer determines the Plan fails to satisfy the ADP test for a Plan Year, it must direct the Trustee to distribute the excess contributions, as adjusted for allocable income, during the next Plan Year. However, the Employer may incur an excise tax equal to 10% of the amount of excess contributions for a Plan Year not distributed to the appropriate Highly Compensated Employees during the first 2 1/2 months of that next Plan Year. The excess contributions are the amount of deferral contributions made by the Highly Compensated Employees which causes the Plan to fail to satisfy the ADP test. The Employer will distribute to each Highly Compensated Employee his respective share of the excess contributions. The Employer will determine the respective shares of excess contributions by starting with the Highly Compensated Employee(s) who has the greatest deferral percentage, reducing his deferral percentage (but not below the next highest deferral percentage), then, if necessary, reducing the deferral percentage of the Highly Compensated Employee(s) at the next highest deferral percentage level, including the deferral percentage of the Highly Compensated Employee(s) whose deferral percentage the Employer already has reduced (but not below the next highest deferral percentage), and continuing in this manner until the ADP for the Highly Compensated Group satisfies the ADP test.

           After the Employer has determined the total excess contribution amount, the Trustee, as directed by the Employer, then will distribute to each Highly Compensated Employee his/her respective share of the excess contributions. The Employer will determine each Highly Compensated Employee's share of the excess contributions by starting with the Highly Compensated Employee(s) who has the highest dollar amount of elective deferrals, reducing his/her elective deferrals (but not below the next highest dollar amount of elective deferrals), then, if necessary, reducing the elective deferrals of the Highly Compensated Employee(s) at the next highest dollar amount of elective deferrals including the elective deferrals of the Highly Compensated Employee(s) whose elective deferrals the Employer already has reduced (but not below the next highest dollar amount of elective deferrals), and continuing in this manner until the Trustee has distributed all excess contributions.

     (F) Allocable income. To determine the amount of the corrective distribution required under this Section 14.08, the Employer must calculate the allocable income for the Plan Year (but not beyond the Plan Year) in which the excess contributions arose. "Allocable income" means net income or net loss. To calculate allocable income for the Plan Year, the Employer will use a uniform and nondiscriminatory method which reasonably reflects the manner used by the Plan to allocate income to Participants' Accounts.

           14.09 ACTUAL CONTRIBUTION PERCENTAGE (ACP) TEST. For each Plan Year, the Employer must determine whether the annual Employer matching contributions (other than qualified matching contributions used in the ADP under Section 14.08), if any, and the Employee contributions, if any, satisfy either of the following average contribution percentage ("ACP") tests:

                                                                          13.053

           (i) The ACP for the Highly Compensated Group does not exceed 1.25 times the ACP of the Nonhighly Compensated Group; or

           (ii) The ACP for the Highly Compensated Group does not exceed the ACP for the Nonhighly Compensated Group by more than two percentage points (or the lesser percentage permitted by the multiple use limitation in Section 14.10) and the ACP for the Highly Compensated Group is not more than twice the ACP for the Nonhighly Compensated Group.

     (A) Calculation of ACP. The average contribution percentage for a group is the average of the separate contribution percentages calculated for each Eligible Employee who is a member of that group. An Eligible Employee's contribution percentage for a Plan Year is the ratio of the Eligible Employee's aggregate contributions for the Plan Year to the Employee's Compensation for the Plan Year. "Aggregate contributions" are Employer matching contributions (other than qualified matching contributions used in the ADP test under Section 14.08) and employee contributions (as defined in
     Section 14.03).

           The Employer, in a manner consistent with Treasury regulations, may determine the contribution percentages of the Eligible Employees by taking into account qualified nonelective contributions (other than qualified nonelective contributions used in the ADP test under Section 14.08) or elective deferrals, or both, made to this Plan or to any other qualified Plan maintained by the Employer. The Employer may not include qualified nonelective contributions in the ACP test unless the allocation of nonelective contributions is nondiscriminatory when the Advisory Committee takes into account all nonelective contributions (including the qualified nonelective contributions) and also when the Advisory Committee takes into account only the nonelective contributions not used in either the ADP test described in Section 14.08 or the ACP test described in this Section 14.09. The Employer may not include elective deferrals in the ACP test, unless the Plan which includes the elective deferrals satisfies the ADP test both with and without the elective deferrals included in this ACP test. For Plan Years beginning after December 31, 1989, the Employer may not include in the ACP test any qualified nonelective contributions or elective deferrals under another qualified plan unless that plan has the same plan year as this Plan. The Employer must maintain records to demonstrate compliance with the ACP test, including the extent to which the Plan used qualified nonelective contributions or qualified matching contributions to satisfy the test. The Employer, under prior year testing, may include qualified nonelective contributions or qualified matching contributions in determining the Nonhighly Compensated Employee ACP only if the Employer makes such contribution to the Plan by the end of the testing year and allocates the contribution to the prior Plan Year. In determining whether the Plan's 401(m) arrangement satisfies either ACP test, the Employer will use current year testing. An Employer may not change from current year testing to prior year testing except as provided in the Code and other applicable guidance.

     (B) Special aggregation rule for Highly Compensated Employees. To determine the contribution percentage of any Highly Compensated Employee, the aggregate contributions taken into account must include any matching contributions (other than qualified matching contributions used in the ADP test) and any Employee contributions made on his/her behalf to any other plan maintained by the Employer, unless the other plan is an ESOP. If the plans have different plan years, the Advisory Committee will determine the combined aggregate contributions on the basis of the plan years ending in the same calendar year.

13.054

     (C) Aggregation of certain 401(m) arrangements. If the Employer treats two plans as a unit for coverage or nondiscrimination purposes, the Employer must combine 401(m) arrangements to determine whether the plans satisfy the ACP test. This aggregation rule applies to the ACP determination for all Eligible Employees, irrespective of whether an Eligible Employee is a Highly Compensated Employee or a Nonhighly Compensated Employee. An aggregation of plans under this paragraph does not apply to plans which have different plan years or use different testing methods. The Employer may not aggregate an ESOP (or the ESOP portion of a plan) with a non-ESOP plan (or non-ESOP portion of a plan). If the Employer aggregating 401(m) arrangements under this paragraph is using prior year testing, the Employer must adjust the Nonhighly Compensated Group ACP for the prior year as provided in the Code or in other applicable guidance.

     (D) Distribution of excess aggregate contributions. The Employer will determine excess aggregate contributions after determining excess deferrals under Section 14.07 and excess contributions under Section 14.08. If the Employer determines the Plan fails to satisfy the ACP test for a Plan Year, the Trustee, as directed by the Employer, must distribute the excess aggregate contributions, as adjusted for allocable income, during the next Plan Year. However, the Employer may incur an excise tax with respect to the amount of excess aggregate contributions for a Plan Year not distributed to the appropriate Highly Compensated Employees during the first 2 1/2 months of that next Plan Year. The excess aggregate contributions are the amount of aggregate contributions allocated on behalf of the Highly Compensated Employees which causes the Plan to fail the ACP test. The Employer will determine the respective shares of excess aggregate contributions by starting with the Highly Compensated Employee(s) who has the greatest contribution percentage, reducing his contribution percentage (but not below the next highest contribution percentage), then, if necessary, reducing the contribution percentage of the Highly Compensated Employee(s) at the next highest contribution percentage level (including the contribution percentage of the Highly Compensated Employee(s) whose contribution percentage the Employer already has reduced), and continuing in this manner until the ACP for the Highly Compensated Group satisfies the ACP test. The Employer will distribute to each Highly Compensated Employee his respective share of the excess aggregate contributions. The Employer will determine the respective shares of excess aggregate contributions by starting with the Highly Compensated Employee(s) who has the greatest contribution percentage, reducing his contribution percentage (but not below the next highest contribution percentage), then, if necessary, reducing the contribution percentage of the Highly Compensated Employee(s) at the next highest contribution percentage level, including the contribution percentage of the Highly Compensated Employee(s) whose contribution percentage the Employer already has reduced (but not below the next highest contribution percentage), and continuing in this manner until the ACP for the Highly Compensated Group satisfies the ACP test.

           After the Employer has determined the total excess aggregate contribution amount, the Trustee, as directed by the Employer, then will distribute (to the extent vested) to each Highly Compensated Employee his/her respective share of the excess aggregate contributions. The Employer will determine each Highly Compensated Employee's share of the excess aggregate contributions by starting with the Highly Compensated Employee(s) who has the highest dollar amount of aggregate contributions, reducing his/her aggregate contributions (but not below the next highest dollar amount of aggregate contributions), then, if necessary, reducing the aggregate contributions of the Highly Compensated Employee(s) at the next highest dollar amount of aggregate contributions including the aggregate contributions of the Highly Compensated Employee(s) whose aggregate contributions the Employer already has reduced (but not below

                                                                          13.055
     the next highest dollar amount of aggregate contributions), and continuing in this manner until the Trustee has distributed all excess aggregate contributions.

     (E) Allocable income. To determine the amount of the corrective distribution required under this Section 14.09, the Employer must calculate the allocable income for the Plan Year (but not beyond the Plan Year) in which the excess aggregate contributions arose. "Allocable income" means net income or net loss. The Employer will determine allocable income in the same manner as described in Section 14.08(F) for excess contributions.

     (F) Characterization of excess aggregate contributions. The Employer will treat a Highly Compensated Employee's allocable share of excess aggregate contributions in the following priority: (1) first as attributable to his Employee contributions, if any; (2) then as matching contributions allocable with respect to excess contributions determined under the ADP test described in Section 14.08; (3) then on a pro rata basis to matching contributions and to the deferral contributions relating to those matching contributions which the Employer has included in the ACP test; and (4) last to qualified nonelective contributions used in the ACP test. To the extent the Highly Compensated Employee's excess aggregate contributions are attributable to matching contributions, and he/she is not 100% vested in his Account Balance attributable to matching contributions, the Employer will distribute only the vested portion and forfeit the nonvested portion. The vested portion of the Highly Compensated Employee's excess aggregate contributions attributable to Employer matching contributions is the total amount of such excess aggregate contributions (as adjusted for allocable income) multiplied by his/her vested percentage (determined as of the last day of the Plan Year for which the Employer made the matching contribution).

           14.10 MULTIPLE USE LIMITATION. If at least one Highly Compensated Employee is includible in the ADP test under Section 14.08 and in the ACP test under Section 14.09, the sum of the Highly Compensated Group's ADP and ACP may not exceed the multiple use limitation.

           The multiple use limitation is the sum of (i) and (ii):

           (i) 125% of the greater of: (a) the ADP of the Nonhighly Compensated Group for the prior Plan Year; or (b) the ACP of the Nonhighly Compensated Group for the Plan Year beginning with or within the prior Plan Year of the Code (S)401(k) arrangement.

           (ii) 2% plus the lesser of (i)(a) or (i)(b), but no more than twice the lesser of (i)(a) or (i)(b).

           The Employer, in lieu of determining the multiple use limitation as the sum of (i) and (ii), may elect to determine the multiple use limitation as the sum of (iii) and (iv):

           (iii) 125% of the lesser of: (a) the ADP of the Nonhighly Compensated Group for the prior Plan Year; or (b) the ACP of the Nonhighly Compensated Group for the Plan Year beginning with or within the prior Plan Year of the Code (S)401(k) arrangement.

           (iv) 2% plus the greater of (iii)(a) or (iii)(b), but no more than twice the greater of (iii)(a) or (iii)(b).

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

               The Employer elects to use current year testing, therefore, the multiple use limitation is calculated using the Nonhighly Compensated Group's current Plan Year data. The Employer will determine whether the Plan satisfies the multiple use limitation after applying the ADP test under Section 14.08 and the ACP test under Section 14.09 and using the deemed maximum corrected ADP and ACP percentages in the event the Plan failed either or both tests. If, after applying this
          Section 14.10, the Employer determines the Plan has failed to satisfy the multiple use limitation, the Employer will correct the failure by treating the excess amount as excess contributions under Section 14.08 or as excess aggregate contributions under Section 14.09, as it determines in its sole discretion. This Section 14.10 does not apply unless, prior to application of the multiple use limitation, the ADP and the ACP of the Highly Compensated Group each exceeds 125% of the respective percentages for the Nonhighly Compensated Group.

               14.11 DISTRIBUTION RESTRICTIONS. The distribution events in
          Article VI applicable to the Participant's Deferral Contributions Account, Qualified Nonelective Contributions Account and Qualified Matching Contributions Account must satisfy the distribution restrictions described in paragraph (m) of Section 14.03.

          (A) Hardship distributions from Deferral Contributions Account. The Employer elects not to permit a Participant to receive hardship distributions from his Deferral Contributions Account prior to the Participant's Separation from Service. If the Employer later elects to permit such Hardship distributions from the Deferral Contributions Account, then such distributions must satisfy the requirements of this
          Section 14.11. A hardship distribution option may not apply to the Participant's Qualified Nonelective Contributions Account or Qualified Matching Contributions Account.

               (1)   Definition of hardship. A hardship distribution under this
          Section 14.11 must be on account of one or more of the following immediate and heavy financial needs: (1) medical care described in Code ss.213(d) incurred by the Participant, by the Participant's spouse, or by any of the Participant's dependents, or necessary to obtain such medical care; (2) the purchase (excluding mortgage payments) of a principal residence for the Participant; (3) the payment of post-secondary education tuition and related educational fees, for the next 12-month period, for the Participant, for the Participant's spouse, or for any of the Participant's dependents (as defined in Code ss.152); (4) to prevent the eviction of the Participant from his principal residence or the foreclosure on the mortgage of the Participant's principal residence; or (5) any need prescribed by the Revenue Service in a revenue ruling, notice or other document of general applicability which satisfies the safe harbor definition of hardship.

               (2) Restrictions. The following restrictions apply to a Participant who receives a hardship distribution: (a) the Participant may not make elective deferrals or employee contributions to the Plan for the 12-month period following the date of his hardship distribution; (b) the distribution is not in excess of the amount of the immediate and heavy financial need (including any amounts necessary to pay any federal, state or local income taxes or penalties reasonably anticipated to result from the distribution); (c) the Participant must have obtained all distributions, other than hardship distributions, and all nontaxable loans (determined at the time of the loan) currently available under this Plan and all other qualified plans maintained by the Employer; and (d) the Participant agrees to limit elective deferrals under this Plan and under any other qualified Plan maintained by the Employer, for the Participant's taxable year immediately following the taxable year of the hardship distribution, to the 402(g) limitation (as described in Section 14.07), reduced by the amount of the Participant's elective deferrals made in the taxable

                                                                          13.057
          year of the hardship distribution. The suspension of elective deferrals and employee contributions described in clause (a) also must apply to all other qualified plans and to all nonqualified plans of deferred compensation maintained by the Employer, other than any mandatory employee contribution portion of a defined benefit plan, including stock option, stock purchase and other similar plans, but not including health or welfare benefit plans (other than the cash or deferred arrangement portion of a cafeteria plan).

               (3) Earnings. For Plan Years beginning after December 31, 1988, a hardship distribution under this Section 14.11 may not include earnings on an Employee's elective deferrals credited after December 31, 1988. Qualified matching contributions and qualified nonelective contributions, and any earnings on such contributions, credited as of December 31, 1988, are not subject to the hardship withdrawal.

          (B) Distributions after Separation from Service. Following the Participant's Separation from Service, the distribution events applicable to the Participant apply equally to all of the Participant's Accounts.

          (C) Correction of Annual Additions Limitation. If, as a result of a reasonable error in determiningthe amount of elective deferrals an Employee may make without violating the limitations of Part 2 of
          Article III, an Excess Amount results, the Employer will return the Excess Amount (as adjusted for allocable income) attributable to the elective deferrals. The Employer will make this distribution before taking any corrective steps pursuant to Section 3.10 or to Section
          3.16. The Employer will disregard any elective deferrals returned under this Section 14.11(C) for purposes of Sections 14.07, 14.08 and 14.09.

               14.12 SPECIAL ALLOCATION RULES. If the Code (S)401(k) arrangement provides for salary reduction contributions, if the Plan accepts Employee contributions, pursuant to Section 4.01, or if the Plan allocates matching contributions as of any date other than the last day of the Plan Year, the Employer must state in Section 9.08, 9.11 or
          10.15 whether any special allocation provisions will apply under the Plan. For purposes of the elections:

               (a) A "segregated Account" direction means the Employer will establish a segregated Account for the applicable contributions made on the Participant's behalf during the Plan Year. The Trustee must invest the segregated Account in Federally insured interest bearing savings account(s) or time deposits, or a combination of both, or in any other fixed income investments, unless otherwise specified by the Participant. As of the last day of each Plan Year (or, if earlier, an allocation date coinciding with a valuation date described in Section 9.11), the Advisory Committee will reallocate the segregated Account to the Participant's appropriate Account, in accordance with Section
               3.04 or Section 4.06, whichever applies to the contributions.

               (b) A "weighted average allocation" method will treat a weighted portion of the applicable contributions as if includible in the Participant's Account as of the beginning of the valuation period. The weighted portion is a fraction, the numerator of which is the number of months in the valuation period, excluding each month in the valuation period which begins prior to the contribution date of the applicable contributions, and the denominator of which is the number of months in the valuation period.

13.058

     IN WITNESS WHEREOF, the Employer and the Trustees have executed this Plan and Trust in Miami, Florida this 22nd day of February, 2002.

                                 POST, BUCKLEY, SCHUH & JERNIGAN, INC.


                                 By: ___________________________________________
                                 Authorized Officer-W. Scott DeLoach, Treasurer


                                 _______________________________________________
                                 RICHARD A. WICKETT, Trustee


                                 _______________________________________________
                                 JOHN B. ZUMWALT, III, Trustee


                                 _______________________________________________
                                 BERNARD F. SILVER, Trustee


                                 _______________________________________________
                                 TODD J. KENNER, Trustee


                                 _______________________________________________
                                 EVERETT M. OWEN, Trustee


                                 _______________________________________________
                                 ROBERT J. PAULSEN, Trustee


                                 _______________________________________________
                                 THOMAS D. PELLARIN, Trustee


                                 _______________________________________________
                                 BECKY S. SCHAFFER, Trustee

                                                                          13.059

                                 _______________________________________________
                                 JUDITH A. SQUILLANTE, Trustee



                                     EGTRRA
                                AMENDMENT TO THE
                        PBSJ EMPLOYEE PROFIT SHARING AND
                    STOCK OWNERSHIP PLAN AND TRUST AGREEMENT

13.060

                                    ARTICLE I
                                    PREAMBLE

     1.1 Adoption and effective date of amendment. This amendment of the plan is adopted to reflect certain provisions of the Economic Growth and Tax Relief Reconciliation Act of 2001 (EGTRRA). This amendment is intended as good faith compliance with the requirements of EGTRRA and is to be construed in accordance with EGTRRA and guidance issued there under. Except as otherwise provided, this amendment shall be effective as of the first day of the first plan year beginning after December 31. 2001.

     1.2 Suppression of inconsistent provisions. This amendment shall supersede the provisions of the plan to the extent those provisions are inconsistent with the provisions of this amendment.

                                   ARTICLE II

     2.1    Vesting Schedule for Matching Contributions

            If there are matching contributions subject to a vesting schedule that does not satisfy EGTRRA. Then unless otherwise elected below, for participants who complete an hour of service in a plan year beginning after December 31, 2001. The following vesting schedule will apply to all matching contributions subject to a vesting schedule:

                  Years of vesting service  Nonforfeitable percentage

                             2                         20%
                             3                         40%
                             4                         60%
                             5                         80%
                             6                        100%

            The vesting schedule set forth herein shall only apply to participants who complete an hour of service in a plan year beginning after December 31, 2001, and shall apply to all matching contributions subject to a vesting schedule.

     2.2 Exclusion of Rollovers in Application of Involuntary Cash-out Provisions Effective for Distributions made after December 31, 2001. Rollover contributions will be excluded in determining the value of the participants nonforfeitable account balance for purposes of the plan's involuntary cash-out rules.

     2.3 Suspension period of hardship distributions. If the plan provides for hardship distributions upon satisfaction of the safe harbor (deemed) standards as set forth in Treas, Reg. Section l.40l(k) -l(d)(2)(iv), then, with regard to hardship distributions made during 2001 a participants shall be prohibited from making elective deferrals and employee contributions under this and all

                                                                          13.061
            other plans until the later of January 1, 2002, or 6 months after receipt of the distribution.

Catch-up contributions: The plan permits catch-up contributions (Article VI).

                                   ARTICLE III
                        VESTING OF MATCHING CONTRIBUTIONS

     3.1 Applicability. This Article shall apply to participants who complete an Hour of Service after December 31. 2001, with respect to accrued benefits derived from employer matching contributions made in plan years beginning after December 31.2001.

            This Article shall also apply to all such participants with respect to accrued benefits derived from employer matching contributions made in plan years beginning prior to January 1, 2002.

     3.2 Vesting schedule. A participant's accrued benefit derived from employer matching contributions shall vest as provided in Section 2. 1 of this amendment.

                                   ARTICLE IV
                              INVOLUNTARY CASH-OUTS

     4.1 Applicability and effective date. If the plan provides for involuntary cash outs of amounts less than $5,000, then unless otherwise elected in Section 2.2 of this amendment, this Article shall apply for distributions made after December 31, 2001, and shall apply to all participants. However, regardless of the preceding, this Article shall not apply if the plan is subject to the qualified joint and survivor annuity requirements of Sections 40l(a)(11) and 417 of the Code.

     4.2 Rollovers disregarded in determining value of account balance for involuntary distributions. For purposes of the Sections of the plan that provide for the involuntary distribution of vested accrued benefits of $5,000 or less, the value of a participants nonforfeitable account balance shall be determined without regard to that portion of the account balance that is attributable to rollover contributions (and earnings allocable thereto) within the meaning of Sections 402(c), 403(a)(4), 403(b)(8), 408(d)(3)(A)(ii). and
            457(e)(16) of the Code, If the value of the participants nonforfeitable account balance as so determined is $5,000 or less, then the plan shall immediately distribute the participant's entire nonforfeitable account balance.

                                    ARTICLE V
                             HARDSHIP DISTRIBUTIONS

13.062

     5.1 Applicability and effective date. If the plan provides for hardship distributions upon satisfaction of the safe harbor (deemed) standards as set forth in Treas. Reg. Section 1.401(k)-I(d)(2)(iv). then this Article shall apply for calendar years beginning after 2001.

     5.2 Suspension period following hardship distribution. A participant who receives a distribution of elective deferrals after December 31,2001, on account of hardship shall be prohibited from making elective deferrals and employee contributions under this and all other plans of the employer for 6 months after receipt of the distribution, Furthermore, a participant who receives a distribution of elective deferrals in calendar year 2001 on account of hardship shall be prohibited from making elective deferrals and employee contributions under this and all other plans until the later of January 1, 2002, or 6 months after receipt of the distribution.

                                   ARTICLE VI
                             CATCH-UP CONTRIBUTIONS

            Catch-up Contributions. All employees who are eligible to make elective deferrals under this plan and who have attained age 50 before the close of the plan year shall be eligible to make catch-up contributions in accordance with, and subject to the limitations of,
            Section 414(v) of the Code. Such catch-up contributions shall not be taken into account for purposes of the revisions of the plan implementing the required limitations of Sections 4O2(g) and 415 of the Code. The plan shall not be treated as tailing to satisfy the provisions of the plan implementing the requirements of Section 40l(k)(3). 401(k)(11), 40l(k)(12), 410(b), or 416 of the Code, as
            applicable, by reason of the making of such catch-up contributions.

                                   ARTICLE VII
                         INCREASE IN COMPENSATION LIMIT

            Increase in Compensation Limit. The annual compensation of each participant taken into account in determining allocations for any plan year beginning after December 31, 2001, shall not exceed $200,000, as adjusted for cost-of-living increases in accordance with Section 40l(a)(17)(B) of the Code. Annual compensation means compensation during the plan year or such other consecutive 12-month period over which compensation is otherwise determined under the plan (the determination period). The cost-of-living adjustment in effect for a calendar year applies to annual compensation for the determination period that begins with or within such calendar year.

                                  ARTICLE VIII
                                   PLAN LOANS

            Plan loans for owner-employees or shareholder-employees. If the plan permits loans to be made to participants, then effective for plan loans made after December 31, 2001, plan provisions prohibiting loans to any owner-employee or shareholder-employee shall cease to apply.

                                                                          13.063

                                   ARTICLE IX
              LIMITATIONS ON CONTRIBUTIONS (IRC SECTION 415 LIMITS)

     9.1 Effective date. This Section shall be effective for limitation years beginning after December 31, 2001.

     9.2    Maximum annual addition. Except to the extent permitted under
            Article XIV of this amendment and Section 414(v) of the Code, if applicable, the annual addition that may be contributed or allocated to a participant's account under the plan for any limitation year shall not exceed the lesser of:

            a. $40,000, as adjusted for increases in the cost-of-living under
               Section 415(d) of the Code, or

            b. 100 percent of the participant's compensation, within the meaning of 415(c)(3) of the Code, for the limitation year.

            The compensation limit referred to in b. shall not apply to any contribution for medical benefits after separation from service (within the meaning of Section 401(h) or Section 4l9A(f)(2) of the Code) which is otherwise treated as an annual addition.

                                    ARTICLE X
                         MODIFICATION OF TOP-HEAVY RULES

     10.1 Effective date. This Article shall apply for purposes of determining whether the plan is a top-heavy plan under Section 4l6(g) of the Code for plan years beginning after December 31, 2001, and whether the plan satisfies the minimum benefits requirements of Section 416(c) of the Code for such years. This Article amends the top-heavy provisions of the plan.

     10.2   Determination of top-heavy status.

     10.2.1 Key employee. Key employee means any employee or former employee (including any deceased employee) who at anytime during the plan year that includes the determination date was an officer of the employer having annual compensation greater than $130,000 (as adjusted under Section 416(i)(1)of the Code for plan years beginning after December 31, 2002), a 5-percent owner of the employer, or a I -percent owner of the employer having annual compensation of more than $150,000. For this purpose, annual compensation means compensation within the meaning of Section 415(c)(3) of the Code. The determination of who is a key employee will be made in accordance with Section 416(i)(1) of the Code and the applicable Regulations and other guidance of general applicability issued thereunder.

     10.2.2 Determination of present values and amounts. This Section 10.2.2 shall apply for purposes of determining the present values of accrued benefits and the amounts of account balances of employees as of the determination date.

13.064

         a. Distributions during year ending on the determination date. The present values of accrued benefits and the amounts of account balances of an employee as of the determination date shall be increased by the distributions made with respect to the employee under the plan and any plan aggregated with the plan under Section 4l6(g)(2) of the Code during the 1-year period ending on the determination date. The preceding sentence shall also apply to distributions under a terminated plan which, had it not been terminated, would have been aggregated with the plan under Section 416(g)(2)(A)(i) of the Code. In the case of a distribution made for a reason other than separation from service, death, or disability, this provision shall be applied by substituting "5-year period" for `1-year period."

         b. Employees not performed services during year ending on the determination date. The accrued benefits and accounts of any individual who has not performed services for the employer during the 1-year period ending on the determination date shall not be taken into account.

     10.3   Minimum benefits.

     10.3.1 Matching contributions. Employer matching contributions shall be taken into account for purposes of satisfying the minimum contribution requirements of Section 416(c)(2) of the Code and the plan. The preceding sentence shall apply with respect to matching contributions under the plan or, if the plan provides that the minimum contribution requirement shall be met in another plan, such other plan. Employer matching contributions that are used to satisfy the minimum contribution requirements shall be treated as matching contributions for purposes of the actual contribution percentage test and other requirements of Section 401(m) of the Code.

     10.3.2 Contributions under other plans. The employer may provide, in an addendum to this amendment, that the minimum benefit requirement shall be met in another plan (including another plan that consists solely of a cash or deferred arrangement which meets the requirements of Section 401(k)(12) of the Code and matching contributions with respect to which the requirements of Section 401(m)(11) of the Code are met). The addendum should include the name of the other plan, the minimum benefit that will he provided under such other plan, and the employees who will receive the minimum benefit under such other plan.

                                   ARTICLE XI
                                DIRECT ROLLOVERS

     11.1 Effective date. This Article shall apply to distributions made after December 31, 2001.

     11.2 Modification of definition of eligible retirement plan. For purposes of the direct rollover provisions of the plan. An eligible retirement plan shall also mean an annuity contract described in
            Section 403(b) of the Code and an eligible plan under Section 457(b) of the Code which is maintained by a state, political subdivision of a state, or any agency or

                                                                          13.065
            instrumentality of a state or political subdivision of a state and which agrees to separately account for amounts transferred into such plan from this plan. The definition of eligible retirement plan shall also apply in the case of a distribution to a surviving spouse, or to a spouse or former spouse who is the alternate payee under a qualified domestic relation order, as defined in Section 414(p) of the Code.

     11.3 Modification of definition of eligible rollover distribution to exclude hardship distributions. For purposes of the direct rollover provisions of the plan, any amount that is distributed on account of hardship shall not be an eligible rollover distribution and the distribute may not elect to have any portion of such a distribution paid directly to an eligible retirement plan.

     11.4 Modification of definition of eligible rollover distribution to include after-tax employee contributions. For purposes of the direct rollover provisions in the plan, a portion of a distribution shall not fail to be an eligible rollover distribution merely because the portion consists of after-tax employee contributions which are not includible in gross income. However, such portion may be transferred only to an individual retirement account or annuity described in
            Section 408(a) or (b) of the Code, or to a qualified defined contribution plan described in Section 401(a) or 403(a) of the Code that agrees to separately account for amounts so transferred, including separately accounting for the portion of such distribution which is includible in gross income and the portion of such distribution which is not so includible.

                                   ARTICLE XII
                           ROLLOVERS FROM OTHER PLANS

            Rollovers from other plans. The employer, operationally and on a nondiscriminatory basis, may limit the source of rollover contributions that may be accepted by this plan.

                                  ARTICLE XIII
                           REPEAL OF MULTIPLE USE TEST

            Repeal of Multiple Use Test. The multiple use tests described in Treasury Regulation Section 1 .401(m)-2 and the plan shall not apply for plan years beginning after December 31. 2001.

                                   ARTICLE XIV
                               ELECTIVE DEFERRALS

            Elective Deferrals - Contribution Limitation. No participant shall be permitted to have elective deferrals made under this plan, or any other qualified plan maintained by the employer during any taxable year, in excess of the dollar limitation contained in Section 402(g) of the Code in effect for such taxable year, except to the extent

13.066
             permitted under Article VI of this amendment and Section 414(v) of the Code, if applicable.

                                   ARTICLE XV
                           SAFE HARBOR PLAN PROVISIONS

             Modification of Top-Heavy Rules. The top-heavy requirements of
             Section 416 of the Code and the plan shall not apply in any year beginning after December 31, 2001, in which the plan consists solely of a cash or deferred arrangement which meets the requirements of Section 401(k)(12) of the Code and matching contributions with respect to which the requirements of Section 40l(m)(11) of the Code are met.

                                   ARTICLE XVI
                    DISTRIBUTION UPON SEVERANCE OF EMPLOYMENT

     16.1 Effective date. This Article shall apply for distributions and transactions made after December 31, 2001, regardless of when the severance of employment occurred.

     16.2 New distributable event. A participant's elective deferrals, qualified nonelective contributions, qualified matching contributions, and earnings attributable to these contributions shall be distributed on account of the participant's severance from employment. However, such a distribution shall be subject to the other provisions of the plan regarding distributions, other than provisions that require a separation from service before such amounts may be distributed.

       This amendment has been executed this 22/nd/ day of February, 2002.


       Name of Employer: POST, BUCKLEY, SCHUH & JERNIGAN, INC.


       By: ______________________________________________
           Authorized Officer - W. Scott DeLoach, Treasurer

                                                                          13.067